Exhibit 10.27

LOAN AND SECURITY AGREEMENT

        THIS LOAN AND SECURITY AGREEMENT NO. 5251 (this "Agreement") is entered into as of June 30, 2006, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender") and ANACOR PHARMACEUTICALS, INC., a Delaware corporation ("Borrower") and sets forth the terms and conditions upon which Lender will lend and Borrower will repay money. In consideration of the mutual covenants herein contained, the parties agree as follows:

1.    DEFINITIONS AND CONSTRUCTION

        1.1    Definitions.    Initially capitalized terms used and not otherwise defined herein are defined in the California Uniform Commercial Code ("UCC").

        "ACH" means the Automated Clearing House electronic funds transfer system.

        "Advance" means a Loan advanced by Lender to Borrower hereunder.

        "Basic Rate" means a variable per annum rate of interest equal to the Index plus the Interest Margin which shall be subject to adjustment as provided in the Loan Agreement. On and after the Loan Commencement Date the Basic Rate shall be fixed and not subject to any further adjustments.

        "Borrower's Books" means all of Borrower's books and records, including records concerning Collateral, Borrower's assets, liabilities, business operations or financial condition, on any media, and the equipment containing such information.

        "Collateral" means: (i) all property in which Lender now has or hereafter obtains a security interest or which is listed on any UCC-1 naming Borrower as Debtor in any capacity and Lender or an affiliate of Lender as Secured Party including Exhibit A attached hereto; and (ii) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds.

        "Commitment" means $8,000,000, such Commitment availability subject to Borrower closing a Preferred Stock Financing and the issuance of a Warrant to Lender as set forth in Section 6.8 hereof.

        "Commitment Fee" means $10,000.

        "Commitment Termination Date" means the earliest to occur of (i) (a) October 1, 2006, if Borrower has not drawn at least $2,500,000 by such date, or (b) April 1, 2007; (ii) any Default or Event of Default, (iii) for any Advances, the date at which any 2 of the persons currently serving as either Chief Executive Officer, Chief Financial Officer or a Senior Vice-President of the Borrower cease to be involved in the management of Borrower; or (iv) the date on which any 2 of Rho Venture Partners; Venrock Partners; Aberdare Ventures or Care Capital cease to have a representative on Borrower's Board of Directors.

        "Control Agreement" means an agreement substantially in the form of Exhibit I or otherwise acceptable to Lender.

        "Default" means any event that with the passing of time or the giving of notice or both would become an Event of Default.

        "Default Rate" means the lesser of 18% per annum or the highest rate permitted by applicable law.

        "Disclosure Schedule" means the schedule attached as Schedule 1 hereto.

        "Event of Default" is defined in Section 8.

        "Funding Date" means any date on which an Advance is made to or on account of Borrower hereunder.

        "Indebtedness" means (i) all indebtedness for borrowed money or the deferred purchase of property or services, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, and (iv) all contingent obligations, including guaranties and obligations of reimbursement or respecting letters of credit.

        "Incumbency Certificate" means the document in the form of Exhibit E.

        "Index" means the prevailing variable Prime Rate of annual interest as quoted from time to time in the western edition of the Wall Street Journal.

        "Interest Margin" means 2% per annum.

        "Lender's Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, modification, administration, or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought; provided, however, that Lender's Expenses for the preparation and negotiation of the initial set of Loan Documents shall not exceed $10,000. Lender will apply deposits received before the date hereof, if any, towards Lender's Expenses.

        "Lien" means any lien, security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, or other encumbrance.

        "Loan" means all of the Advances, however evidenced, and all other amounts due or to become due hereunder.

        "Loan Commencement Date" means January 1, 2008.

        "Loan Documents" means, collectively, this Agreement, the Warrant, the Notes and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.

        "Negative Pledge Agreement" means an agreement in the form of Exhibit H.

        "Note" means a Secured Promissory Note in the form of Exhibit B.

        "Notice of Borrowing" means the form attached as Exhibit D.

        "Obligations" means all Loans, debt, principal, interest, fees, charges, Lender's Expenses and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind or description (whether pursuant to the Loan Documents or otherwise (with the exception of the Warrant), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any of the same obtained by Lender by assignment or otherwise, and all amounts Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

        "Permitted Indebtedness" means: (i) the Loan; (ii) unsecured trade debt incurred in the ordinary course of Borrower's business; (iii) Indebtedness secured by clause (ii) of Permitted Liens; and (iv)Subordinated Debt.

        "Permitted Liens" means: (i) Liens in favor of Lender; (ii) Liens disclosed in the Disclosure Schedule; (iii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender's interest in any Collateral; and (iv) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender's rights and remedies respecting the Collateral.

        "Preferred Stock Financing" means Borrower's Series D Preferred Stock financing with gross proceeds to Borrower of at least $5,000,000 and at a pre-money valuation not to exceed $86,000,000.

        "Regulated Substance" means any substance, material or waste the use, generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority, including any of the same designated by any authority as hazardous, genetic, cloning, fetal, or embryonic.

        "Responsible Officer" means each person as authorized by the board of directors of Borrower as set forth on the Incumbency Certificate.

        "Subordinated Debt" means Indebtedness of Borrower, lead by its existing investors in an amount not to exceed $5,000,000 that is subordinated in both security and right of payment to the Obligations on terms and conditions satisfactory to Lender as evidenced by a subordination agreement between Lender and the provider(s) of such Subordinated Debt.

        "Term" means the period from and after the date hereof until the full, final and indefeasible payment and performance of all Obligations.

        "Warrant" means the Warrant in favor of Lender and its affiliates to purchase securities of Borrower substantially in the form of Exhibit C to be issued in accordance with Section 6.8 hereof.

        1.2    Interpretation.    References to "Articles," "Sections," "Exhibits," and "Schedules" are to articles, sections, exhibits and schedules herein and hereto unless otherwise indicated. "Hereof," "herein" and "hereunder" refer to this Agreement as a whole. "Including" is not limiting. All accounting and financial computations shall be computed in accordance with generally accepted accounting principles consistently applied ("GAAP"). "Or" is not necessarily exclusive. All interest computation shall be based on a 360-day year and actual days elapsed.

2.    THE LOANS

        2.1    Commitment.    Subject to the terms hereof, Lender will make Advances to Borrower up to the principal amount of the Commitment, on or before the Commitment Termination Date. Notwithstanding anything in the Loan Documents to the contrary, Lender's obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date. Repaid principal of the Advances may not be re-borrowed.

        2.2    The Advances.    A Note setting forth the specific terms of repayment will evidence each Advance. No Advance will be made for less than $500,000, unless less than $500,000 remains available under the Commitment for borrowing. Absence of a Note evidencing any portion of the Loan shall not impair Borrower's obligation to repay it to Lender.

        2.3    Terms of Payment, Repayment.

            (a)    Repayment.    Borrower shall repay the principal and pay interest on each Advance on the terms set forth in the applicable Note. Amounts not paid when due hereunder or under the Note shall bear interest at the Default Rate. If a court of competent jurisdiction determines that Lender has received payments that, if interest, would exceed the maximum lawfully permitted, Lender will instead apply such money to fees and expenses and then to early prepayment of principal.

            (b)    ACH.    All payments due to Lender must be, at Lender's option, paid to Lender in cash or through ACH. Borrower shall execute and deliver the ACH Authorization Form substantially in the form of Exhibit G. If the ACH payment arrangement is terminated for any reason, Borrower shall make all payments due to Lender at Lender's address specified in Section 11.

            (c)    Default Rate.    While an Event of Default has occurred and is continuing, interest on the Loan shall be increased to the Default Rate. Lender's failure to charge or accrue interest at the Default Rate during the existence of a Default shall not be deemed a waiver by Lender of its right or claim thereto.

            (d)    Date.    Whenever any payment due under the Loan Documents is due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

        2.4    Fees.    Borrower shall pay to Lender the following:

            (a)    Commitment Fee.    The Commitment Fee, which has been previously paid by Borrower, and shall be applied by Lender to Lender's Expenses and other Obligations.

            (b)    Late Fee.    On demand, a late charge on any sums due hereunder that are not paid when due, in an amount equal to 2% of the past due amount, payable on demand.

            (c)    Lender's Expenses.    When requested, all Lender's Expenses. Lender's Expenses not paid when due shall bear interest as principal at the Default Rate.

3.    CONDITIONS OF ADVANCES; PROCEDURE FOR REQUESTING ADVANCES

        3.1    Conditions Precedent to any and all Advances.    The obligation of Lender to make any Advances is subject to each and every of the following conditions precedent in form and substance satisfactory to Lender in its sole discretion: (i) this Agreement, a Note evidencing the Advance, the Warrant, and all other UCC financing statements, and other documents required or as specified herein have been duly authorized, executed and delivered; (ii) no Default or Event of Default has occurred and is continuing; (iii) delivery of a Notice of Borrowing with respect to the proposed Advance; (iv) Lender's security interests in the Collateral are valid and first priority, except for Permitted Liens; (v) Borrower shall have opened a new account #14994-19632 with Bank of America and Lender shall have received a signed Control Agreement for such account and any other new accounts with said institution; and (vi) all such other items as Lender may reasonably deem necessary or appropriate have been delivered or satisfied. The extension of an Advance prior to the receipt by Lender of any of the foregoing shall not constitute a waiver by Lender of Borrower's obligation to deliver such item.

        3.2    Procedure for Making Advances.    For any Advance, Borrower shall provide Lender an irrevocable Notice of Borrowing at least 10 business days prior to the desired Funding Date and Lender shall only be required to make Advances hereunder based upon written requests which comply with the terms and exhibits of this Loan Agreement (as the same may be amended from time to time), and which are submitted and signed by a Responsible Officer. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made.

4.    CREATION OF SECURITY INTEREST

        4.1    Grant of Security Interest.    Borrower grants to Lender a valid, first priority, continuing security interest in all present and future Collateral in order to secure prompt, full, faithful and timely payment and performance of all Obligations.

        4.2    Inspections.    While any Obligations remain outstanding, Lender shall have the right upon reasonable prior notice to inspect Borrower's Books, including computer files, and to make copies, and to test, inspect and appraise the Collateral, in order to verify any matter relating to Borrower or the Collateral.

        4.3    Authorization to File Financing Statements.    Borrower irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction any financing statements and amendments that: (i) name Collateral as collateral thereunder, regardless of whether any particular Collateral falls within the scope of the UCC; (ii) contain any other information required by the UCC for sufficiency or filing office acceptance, including organization identification numbers; and (iii) contain such language as Lender determines helpful in protecting or preserving rights against third parties. Borrower ratifies any such filings made prior to the date hereof.

5.    REPRESENTATIONS AND WARRANTIES

        Borrower represents, warrants and covenants as follows:

        5.1    Due Organization and Qualification.    Borrower is a corporation duly formed, existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified or in which the Collateral is located, except for states other than California and Delaware as to which any failure so to qualify would not reasonably be expected to have a material adverse effect on Borrower or any of the Collateral.

        5.2    Authority.    Borrower has all corporate power and authority, and has taken all actions, and has obtained all third party consents necessary to execute, deliver, and perform the Loan Documents.

        5.3    Disclosure Schedule.    All information on the Disclosure Schedule is true, correct and complete.

        5.4    Authorization; Enforceability.    The execution and delivery hereof, the granting of the security interest in the Collateral, the incurring of the Obligations, the execution and delivery of all Loan Documents and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary action by Borrower. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy or similar laws relating to enforcement of creditors' rights generally.

        5.5    Name and Location.    Borrower has not done business under any name other than that specified on the signature page hereof or as set forth on the Disclosure Schedule. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral is set forth in Section 11. The Collateral is presently located at the address(es) set forth in Section 11 and on the Disclosure Schedule.

        5.6    Litigation.    All actions or proceedings pending or threatened by or against Borrower before any court or administrative agency are set forth on the Disclosure Schedule.

        5.7    Financial Statements.    All financial statements fairly represent the financial condition of the Borrower. All statements respecting Collateral that have been or may hereafter be delivered by Borrower to Lender are true, complete and correct in all material respects for the periods indicated.

        5.8    Solvency.    Borrower is solvent and able to pay its debts (including trade debts) as they come due.

        5.9    Taxes.    Borrower has filed and will file all required tax returns, and has paid and will pay all taxes it owes other than where the failure to comply would not reasonably be expected to have an adverse effect on Borrower.

        5.10    Rights; Title to Assets.    Borrower possesses and owns all necessary assets, rights, trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which it needs to conduct its business as now operated or proposed to be operated. Borrower has good title to its assets, free and clear of any Liens, except for Permitted Liens.

        5.11    Full Disclosure.    No written representation, warranty or other statement made by Borrower in any Loan Document, certificate or statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

        5.12    Regulated Substances.    To its knowledge, Borrower complies and will comply with all laws respecting Regulated Substances in all material respects.

        5.13    Reaffirmation.    Each Notice of Borrowing will constitute (i) a warranty and representation in favor of Lender that there does not exist any Default and (ii) subject to any amended Disclosure Schedule delivered to Lender or any other written disclosure required to be sent to Lender pursuant to the terms hereof, a reaffirmation as of the date thereof of all of the representations and warranties contained in this Agreement and the Loan Documents, provided, however, and notwithstanding any provision in this Agreement to the contrary, if any such amended Disclosure Schedule contains any matter which could reasonably be expected to have a material adverse effect on Borrower or the Collateral, Lender's obligation to make Advances to Borrower hereunder shall be suspended during the pendency of any such material adverse effect condition.

6.    AFFIRMATIVE COVENANTS

        Borrower covenants and agrees that it shall do all of the following:

        6.1    Good Standing and Compliance.    Borrower shall maintain all governmental licenses, rights and agreements necessary for its operations or business and comply in all material respects with all statutes, laws, ordinances and government rules and regulations to which it is subject.

        6.2    Financial Statements, Reports, Certificates.    Borrower shall deliver to Lender: (i) as soon as prepared, and no later than 30 days after the end of each calendar month, a balance sheet, income statement and cash flow statement covering Borrower's operations during such period; (ii) as soon as prepared, but no later than 180 days after the end of the fiscal year, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present Borrower's financial condition by an independent public accounting firm reasonably acceptable to Lender; (iii)promptly upon notice thereof, a report of any legal or administrative action pending or threatened against Borrower which is likely to result in liability to Borrower in excess of $50,000; and (iv) such other financial information as Lender may reasonably request from time to time. Financial statements delivered pursuant to subsections (i) and (ii) above shall be accompanied by a certificate signed by a Responsible Officer (each an "Officer's Certificate") in the form of Exhibit F.

        6.3    Notice of Defaults.    Reasonably promptly after discovering any Default or Event of Default, deliver an Officer's Certificate setting forth the facts relating to or giving rise thereto, and the Borrower's proposed action with respect thereto.

        6.4    Use; Maintenance.    Borrower, at its expense, shall (i) maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations regarding use and operation of the Collateral and (ii) repair or replace any lost or damaged Collateral, other than Collateral that is obsolete or worthless at the time of loss or damage or that Borrower determines in good faith is not necessary or useful in the conduct of its business.

        6.5    Insurance.    Borrower, at its own expense, shall maintain insurance in amounts and coverages reasonably satisfactory to Lender. Each insurance policy shall: (i) name Lender loss payee or additional insured, as appropriate, (ii)provide for insurer's waiver of its right of subrogation against Lender and Borrower, (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Borrower and waive set-off, counterclaim or offset against Lender, (iv) be primary without a right of contribution of Lender's insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (v) require the insurer to give Lender at least 30 days prior written notice of cancellation. Borrower shall furnish all certificates of insurance required by Lender.

        6.6    Loss Proceeds.    So long as no Event of Default has occurred and is continuing, any proceeds of insurance on or condemnation of Collateral shall, at Borrower's election and so long as Lender's security interest in such proceeds remains first priority, be used either to repair or replace such Collateral or otherwise applied to the purchase or acquisition of property useful to Borrower's business.

        6.7    Further Assurances.    At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as Lender may reasonably request to effect the intent and purposes hereof, to perfect and continue perfected and of first priority Lender's security interests in the Collateral, and to effect and maintain ACH payment arrangements.

        6.8    Preferred Stock Financing.    Borrower shall provide Lender with evidence reasonably satisfactory to Lender of the closing of the Preferred Stock Financing. Within 10 days of the closing of the Preferred Stock Financing, Borrower shall issue Lender a Warrant to purchase such number of shares of preferred stock as sold in such Preferred Stock Financing initially equal to $260,000 divided by the price per share paid by investors in such Preferred Stock Financing. The purchase price per share of preferred stock purchasable under the Warrant shall be the price per share paid by the investors in the Preferred Stock Financing. The number of shares purchasable under the Warrant shall be subject to increase based on Advances made under the Commitment as set forth in the Warrant.

7.    NEGATIVE COVENANTS

        Borrower will not do any of the following:

        7.1    Location of Collateral.    Change its chief executive office or principal place of business or remove, except in the ordinary course of Borrower's business, the Collateral or Borrower's Books from the premises listed in Section 11 without giving 30 days prior written notice to Lender.

        7.2    Extraordinary Transactions.    Enter into any transaction not in the ordinary course of Borrower's business as presently conducted or as proposed to be conducted in Borrower's business plan, including the sale, lease, license or other disposition of its assets, other than (i) sales of inventory in the ordinary course of Borrower's business; and (ii) licenses of Borrower's intellectual property assets (a) entered into in the ordinary course of Borrower's business as presently conducted or (b) as proposed to be conducted in Borrower's business plan, including, for example, licenses of intellectual property rights related to AN0128 or AN2690. The parties hereto agree that strategic partnerships that do not involve a transfer of a material portion of Borrower's assets shall be deemed to be in the "ordinary course of business" for purposes of this Agreement.

        7.3    Restructure.    Make any material change in Borrower's financial structure or business operations (other than through the sale of preferred stock to equity investors); or suspend operation of Borrower's business.

        7.4    Liens.    Create, incur, assume or suffer to exist any Lien of any kind with respect to any of its property, whether now owned or hereafter acquired, except for Permitted Liens.

        7.5    Indebtedness.    Create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

        7.6    Distributions.    Pay any dividends or distributions, or redeem or purchase, any capital stock, except for repurchases of capital stock from departing employees or directors, under repurchase agreements approved by the Borrower's Board of Directors.

        7.7    Transactions with Affiliates.    Directly or indirectly enter into any transaction with any affiliate which is on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated entity; provided, any such transaction shall not be a breach of this Section 7.7 if approved by a disinterested majority of the Borrower's Board of Directors.

        7.8    Compliance.    (i) Become an "investment company" under the Investment Company Act of 1940 or extend credit to purchase or carry margin stock; (ii) fail to meet the minimum funding requirements of ERISA; (iii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (iv) fail to comply with the Federal Fair Labor Standards Act; or (v) violate any other material law or material regulation, in each case unless such event, failure or violation would not have a material adverse effect on Borrower or the Collateral.

        7.9    UCC Effectiveness.    Change its name, jurisdiction of organization, or take any other action that could render Lender's financing statements misleading under the UCC, without giving Lender 30 days advance written notice.

        7.10    Deposit and Securities Accounts.    Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority security interest. Notwithstanding the foregoing, Lender shall not have a perfected security interest in Borrower's accounts #0117120009 and # W89-080560 with Bank of America and Bank of America Securities, respectively, listed on the Disclosure Schedule, provided, however, Borrower shall close such accounts within 120 days from the date hereof.

8.    EVENTS OF DEFAULT

        Any one or more of the following shall constitute an Event of Default by Borrower hereunder:

        8.1    Payment.    Borrower fails to pay when due and payable in accordance with the Loan Documents any portion of the Obligations, or cancels an ACH payment or transfer Lender has initiated in conformity with the terms hereof provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error if Borrower had the funds to make the payment when due and makes the payment the business day following Borrower's knowledge of such failure to pay.

        8.2    Certain Covenant Defaults.    Borrower fails to perform any obligation under Section 6.5 or 6.6, or violates any of the covenants contained in Section 7.

        8.3    Other Covenant Defaults.    Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and has failed to cure such failure within 15 days after its occurrence.

        8.4    Attachment.    Any material portion of Borrower's assets is attached, seized, subjected to a government levy, lien, writ or distress warrant, or comes into the possession of any trustee or receiver and the same is not returned, removed, waived, stayed, discharged or rescinded within 10 days.

        8.5    Other Agreements.    There is a default in any agreement to which Borrower is a party resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any Indebtedness, in an amount greater than $100,000; provided that in the event Borrower in good faith disputes whether a default has occurred under such agreement and has adequate reserves, there shall not be an Event of Default under this Section until the earlier of actual exercise by the third party of such right to accelerate or 30 days after such default.

        8.6    Judgments.    One or more judgments for an aggregate of at least $100,000 is rendered against Borrower and remains unsatisfied and unstayed for more than 30 days.

        8.7    Injunction.    Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Borrower's assets.

        8.8    Misrepresentation.    Any representation, statement, or report made to Lender by Borrower was false or misleading when made in any material respect.

        8.9    Enforceability.    Lender's ability to enforce its rights against Borrower or any Collateral is impaired in any material respect, or Borrower asserts that any Loan Document is not a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

        8.10    Involuntary Bankruptcy.    An involuntary bankruptcy case remains undismissed or unstayed for 30 days or, if earlier, an order granting the relief sought is entered.

        8.11    Voluntary Bankruptcy or Insolvency.    Borrower commences a voluntary case under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of Borrower or any substantial part of its property, or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing.

        8.12    Merger, Sale or Change of Control.    The occurrence of (i) a merger of Borrower with another entity (whether or not the Borrower is the "surviving entity") whereby the shareholders of Borrower immediately prior to such merger own less than 50% of the outstanding voting securities of Borrower immediately after such merger; (ii) the sale (in one or a series of related transactions) of all or substantially all of Borrower's assets; or (iii) any transaction (or series of related transactions) other than a transaction that is a bona fide equity financing with the primary purpose of raising capital for Borrower, whereby the shareholders of Borrower immediately prior to such transaction(s) own less than 50% of the outstanding voting securities of Borrower immediately after such transaction(s), and in each case such acquirer or resulting entity (including, Borrower, if Borrower is the resulting or surviving entity) fails to either: (a) pay off the Obligations in cash at the closing of the acquisition, merger or sale or (b) provide an unconditional, unlimited guaranty or reaffirmation of the Obligations in form and substance reasonably satisfactory to Lender and is of a credit quality acceptable to Lender.

9.    LENDER'S RIGHTS AND REMEDIES

        9.1    Rights and Remedies.    Upon the occurrence and continuance of any Event of Default, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower: (i) accelerate and declare the Loan and all Obligations immediately due and payable; (ii) make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral, with such amounts becoming Obligations bearing interest at the Default Rate; (iii) exercise any and all other rights and remedies available under the UCC or otherwise; (iv) require Borrower to assemble the Collateral at such places as Lender may designate; (v) enter premises where any Collateral is located, take, maintain possession of, or render unusable the Collateral or any part of it; (vi) without notice to Borrower, set off and recoup against any portion of the Obligations; (vii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, in connection with which Borrower hereby grants Lender a license to use without charge Borrower's premises, labels, name, trademarks, and other property necessary to complete, advertise, and sell any Collateral; and (viii) sell the Collateral at one or more public or private sales.

        9.2    Power of Attorney in Respect of the Collateral.    Borrower hereby irrevocably appoints Lender (which appointment is coupled with an interest) its true and lawful attorney in fact with full power of substitution, for it and in its name to, upon and during the continuation of an Event of Default: (i) ask, demand, collect, receive, sue for, compound and give acquittance for any and all Collateral with full power to settle, adjust or compromise any claim, (ii) receive payment of and endorse the name of Borrower on any items of Collateral, (iii) make all demands, consents and waivers, or take any other action with respect to, the Collateral, (iv) file any claim or take any other action, in Lender's or Borrower's name, which Lender may reasonably deem appropriate to protect its rights in the Collateral, or (v) otherwise act with respect to the Collateral as though Lender were its outright owner.

        9.3    Charges.    If Borrower fails to pay any amounts required hereunder to be paid by Borrower to any third party, Lender may at its option pay any part thereof and any amounts so paid including Lender's Expenses incurred shall become Obligations, immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Any such payments by Lender shall not constitute an agreement to make similar payments or a waiver of any Event of Default.

        9.4    Remedies Cumulative.    Lender's rights and remedies under the Loan Documents and all other agreements with Borrower shall be cumulative. Lender shall have all other rights and remedies as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence.

        9.5    Application of Collateral Proceeds.    Lender will apply proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by applicable law.

10.    WAIVERS; INDEMNIFICATION

        10.1    Waivers.    Without limiting the generality of the other waivers made by Borrower herein, to the maximum extent permitted under applicable law, Borrower hereby irrevocably waives all of the following: (i) any right to assert against Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, crossclaim and/or other claim (a) which Borrower may now or at any time hereafter have against any party liable to Lender in any way or manner, or (b) arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest; (ii) presentment, demand and notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (iii) the benefit of all marshalling, valuation, appraisal and exemption laws; (iv) the right, if any, to require Lender to (a) proceed against any person liable for any of the Obligations as a condition to or before proceeding hereunder; or (b) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition to, or before proceeding hereunder; (v) any demand for possession before the commencement of any suit or action to recover possession of Collateral; and (vi) any requirement that Lender retain possession and not dispose of Collateral until after trial or final judgment.

        10.2    Lender's Liability for Collateral.    Subject to the applicable provisions of the UCC, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of any Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person or entity whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower. Lender will have no responsibility for taking any steps to preserve rights against any parties respecting any Collateral. Lender's powers hereunder are conferred solely to protect its interest in the Collateral and do not impose any duty to exercise any such powers. None of Lender or any of its officers, directors, employees, agents or counsel will be liable for any action lawfully taken or omitted to be taken hereunder or in connection herewith (excepting gross negligence or willful misconduct), nor under any circumstances have any liability to Borrower for lost profits or other special, indirect, punitive, or consequential damages. Lender retains any documents delivered by Borrower only for its purposes and for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

        10.3    Indemnification.    Borrower shall, on an after tax basis, defend, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender's Expenses and reasonable attorney's fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, with respect to noncompliance with laws or regulations respecting Regulated Substances, government secrecy or technology export, or any Lien not created by Lender or right of another against any Collateral, even if the Collateral is foreclosed upon or sold pursuant hereto, and with respect to any investigation, litigation or proceeding before any agency, court or other governmental authority relating to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations in this Section shall survive the Term. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person, at the sole cost and expense of Borrower. All amounts owing under this Section shall be paid within 30 days after written demand.

11.    NOTICES

        All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by confirmed facsimile, at the respective addresses set forth below:

If to Borrower:	If to Lender:
Anacor Pharmaceuticals, Inc. 1060 E. Meadow Circle Palo Alto, California 94303 Attention: Chief Financial Officer FAX: (650) 739-0139	Lighthouse Capital Partners V, LP 500 Drake's Landing Road Greenbrae, California 94904 Attention: Contract Administrator FAX: (415) 925-3387

12.    GENERAL PROVISIONS

        12.1    Successors and Assigns.    This Agreement shall bind and inure to the benefit of the parties' respective successors and permitted assigns. Borrower may not assign any rights hereunder without Lender's prior written consent, which consent may be granted or withheld in Lender's reasonable sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of any Loan Document.

        12.2    Time of Essence.    Time is of the essence for the performance of all Obligations.

        12.3    Severability of Provisions.    Each provision hereof shall be severable from every other provision in determining its legal enforceability.

        12.4    Entire Agreement.    This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender with respect to their subject matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral. This Agreement is the result of negotiations between and has been reviewed by the Borrower and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. This Agreement may only be modified with the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any one case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

        12.5    Reliance by Lender.    All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

        12.6    No Set-Offs by Borrower.    All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

        12.7    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same original instrument.

        12.8    Survival.    All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.

        12.9    No Original Issue Discount.    Borrower and Lender acknowledge and agree that the Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code, which includes the Loan. Borrower and Lender further agree as between them, that the fair market value of the Warrant is $100 and that, pursuant to Treas. Reg. § 1.1273-2(h), $100 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing and, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loan shall be considered to be zero.

        12.10    Relationship of Parties.    The relationship between Borrower and Lender is, and at all times shall remain, solely that of a borrower and lender. Lender is not a partner or joint venturer of Borrower; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or have a fiduciary relationship with Borrower or any of its affiliates, or to owe any fiduciary duty to Borrower or any of its affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any of them of any matter in connection with its or their property, the Loans, any Collateral or the operations of Borrower or any of its affiliates. Borrower and each of its affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any affiliate is entitled to rely thereon.

        12.11    Confidentiality.    Lender and Borrower agree that, except with the prior written permission of the other party, the parties shall at all times hold in confidence and trust and not use or disclose any confidential information provided or learned by such party in connections with it's rights under the Loan Documents. Notwithstanding the foregoing, the parties may disclose any confidential information of the other party provided to or learned by such party in connection with such rights to the minimum extent necessary (i) in connection with the enforcement of this Agreement or rights under this Agreement or the Loan Documents; (ii) as required by any court or other governmental body, provided that such party provides the other party with prompt notice of such court order or requirement to enable the party to seek a protective order or otherwise to prevent or restrict such disclosure; (iii) to legal counsel or such party; (iv) to comply with applicable law; or (v) with respect to financial information concerning the Borrower, to Lender's limited and general partners in accordance with Lender's customary investment reporting practices.

        12.12    Choice of Law and Venue; Jury Trial Waiver.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ANACOR PHARMACEUTICALS, INC.		Lighthouse Capital Partners V, L.P.
		By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner
By:	/s/ LUCY DAY	By:	/s/ THOMAS CONNEELY
Name:	Lucy O. Day	Name:	Thomas Conneely
Title:	CFO	Title:	Vice President

Exhibit A	Collateral Description
Exhibit B	Form of Note
Exhibit C	Form of Preferred Stock Warrant
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Incumbency Certificate
Exhibit F	Form of Officers Certificate
Exhibit G	ACH Authorization
Exhibit H	Form of Negative Pledge Agreement
Exhibit I	Control Agreement

EXHIBIT A

COLLATERAL

        This FINANCING STATEMENT and SECURITY AGREEMENT covers all of Debtor's interests in all of the following types or items of property, wherever located and whether now owned or hereafter acquired, and Debtor hereby grants Secured Party a security interest therein as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party, howsoever arising. Debtor agrees that said security interest may be enforced by Secured Party in accordance with the terms of all security and other agreements between Secured Party and Debtor, the California Uniform Commercial Code, or both, and that this document shall be fully effective as a security agreement, even if there is no other security or other agreement between Secured Party or Debtor:

        All assets of the Debtor; all personal property of Debtor;

        All "accounts", "general intangibles", "chattel paper", "contract rights", "documents", "instruments", "deposit accounts", "inventory", "farm products", "fixtures" and "equipment", as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof;

        All general intangibles of every kind, including without limitation, federal, state and local tax refunds and claims of all kinds; all rights as a licensee or any kind; all customer lists, telephone numbers, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;

        All returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Secured Party or others;

        All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;

        All right, title and interest of Debtor, and all of Debtor's rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;

        All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Debtor's business, goods, finished goods, returned goods and all other goods and inventory of whatsoever kind or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof;

        All inventory, raw materials and work in progress wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing; INVENTORY RETURNED BY DEBTOR TO ITS SUPPLIERS SHALL REMAIN SUBJECT TO SECURED PARTY'S SECURITY INTEREST;

        All equipment and fixtures, NONE OF WHICH THE DEBTOR IS AUTHORIZED TO SELL, LEASE OR OTHERWISE DISPOSE OF WITHOUT THE WRITTEN CONSENT OF SECURED PARTY, including without limitation all machinery, machine tools, motors, controls, parts, vehicles,

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workstations, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;

        All investment property;

        All books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and

        All cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by Debtor against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing.

        NOTICE—PURSUANT TO AN AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, DEBTOR HAS AGREED NOT TO FURTHER ENCUMBER THE COLLATERAL DESCRIBED HEREIN, THE FURTHER ENCUMBERING OF WHICH MAY CONSTITUTE THE TORTIOUS INTERFERENCE WITH SECURED PARTY'S RIGHTS BY SUCH ENCUMBRANCER. IN THE EVENT THAT ANY ENTITY IS GRANTED A SECURITY INTEREST IN DEBTOR'S ACCOUNTS, CHATTEL PAPER, GENERAL INTANGIBLES OR OTHER ASSETS CONTRARY TO THE ABOVE, THE SECURED PARTY ASSERTS A CLAIM TO ANY PROCEEDS THEREOF RECEIVED BY SUCH ENTITY.

        Notwithstanding any of the foregoing, this Financing Statement and Security Agreement does not cover any of Debtor's interests in, and the Collateral shall not under any circumstance include, and no security interest is granted in, Debtor's Intellectual Property, including, without limitation, any and all property of the Debtor that is subject to, listed in or otherwise described in the Negative Pledge Agreement dated June 30, 2006 between the Secured Party and the Debtor. "Intellectual Property" means, collectively, all rights, priorities and privileges of the Debtor relating to intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Debtor, or in which Debtor now holds or hereafter acquires or receives any right or interest, whether arising under United States, multinational or foreign laws or otherwise, and shall include, in any event, all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade secrets, internet domain names (including any right related to the registration thereof), proprietary or confidential information, mask works, sources object or other programming codes, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, models, drawings, materials or records. Notwithstanding the foregoing, Intellectual Property as defined above does not include accounts, accounts receivable, royalties, licensing fees, contract rights, proceeds, or other revenue obtained or owed from or on account of the licensing or other exploitation of Intellectual Property,

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none of which are excluded, and all of which are included as collateral in the security interest granted by Debtor to Secured Party.

"DEBTOR"	"SECURED PARTY"
ANACOR PHARMACEUTICALS, INC.,	LIGHTHOUSE CAPITAL PARTNERS V, L.P.
a Delaware corporation	BY:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner
By:
Name:	By:
Title:	Name:
Title:

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EXHIBIT B

[                        ]

SECURED PROMISSORY NOTE

        THIS SECURED PROMISSORY NOTE (this "Note") is made                        , 200    , by ANACOR PHARMACEUTICALS, INC. ("Borrower") in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, "Lender"). Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan and Security Agreement No. 5251 between Borrower and Lender dated June 30, 2006 (the "Loan Agreement").

        FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake's Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate ("Lender's Office"), the principal sum of $                         (the "Advance"), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.

        "Basic Rate" means a variable per annum rate of interest equal to the Index plus the Interest Margin which shall be subject to adjustment as provided in the Loan Agreement. On and after the Loan Commencement Date, the Basic Rate shall be fixed and not subject to any further adjustments.

        "Final Payment" means 9.5% of the Advance.

        "Index" means the prevailing variable Prime Rate of annual interest as quoted from time to time in the western edition of the Wall Street Journal.

        "Interest Margin" means 2% per annum.

        "Loan Commencement Date" means January 1, 2008.

        "Maturity Date" means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.

        "Payment Date" means the first day of each calendar month.

        "Prepayment Fee" means (i) 3% of the outstanding principal amount being prepaid if such prepayment is made in calendar year 2006 or 2007; (ii) 2% of the outstanding principal amount being prepaid if such prepayment is made in calendar year 2008, or (iii) 1% of the outstanding principal amount being prepaid if such prepayment is made in calendar year 2009 or thereafter.

        "Repayment Period" means the period beginning on the Loan Commencement Date and continuing for 30 calendar months.

        1.    Repayment.    Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate prevailing on the first business day of such calendar month. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment.

        2.    Interest.    Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender's option, and thereafter bear like interest as principal. All interest computation shall be based on a 360-day year and actual days elapsed. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid

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hereunder will be applied to the Obligations in Lender's discretion and as provided in the Loan Agreement.

        3.    Voluntary Prepayment.    Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest; (ii) the Final Payment; (iii) the Prepayment Fee; and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

        4.    Collateral.    This Note is secured by the Collateral.

        5.    Waivers.    Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

        6.    Choice of Law; Venue.    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

        7.    Miscellaneous.    THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. "Hereof," "herein," "hereunder," and similar words refer to this Note in its entirety. "Or" is not necessarily exclusive. "Including" is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties' respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

        IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

ANACOR PHARMACEUTICALS, INC.
By:
Name:
Title:

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EXHIBIT C

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

PREFERRED STOCK PURCHASE WARRANT

Warrant No.

Number of Shares: a maximum of 300,578
Series D Preferred Stock
Subject to determination as set for the below

ANACOR PHARMACEUTICALS, INC.

Effective as of June 30, 2006

Void after June 30, 2013

        1.    Issuance.    This Preferred Stock Purchase Warrant (the "Warrant") is issued to LIGHTHOUSE CAPITAL PARTNERS V, L.P. by ANACOR PHARMACEUTICALS, INC., a Delaware corporation (hereinafter with its successors called the "Company").

        2.    Purchase Price; Number of Shares.

        (a)   The registered holder of this Warrant (the "Holder"), is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share of $1.73 (the "Purchase Price"), up to a maximum of 300,578 fully paid and nonassessable shares of the Company's Series D Preferred Stock, $0.001 per share par value (the "Preferred Stock"). Commencing on the date hereof, 150,289 (the "Exercise Quantity") of shares of Preferred Stock are immediately available for purchase hereunder.

        (b)   On the Commitment Termination Date, or such earlier termination of this Warrant in accordance with the terms hereof, the Exercise Quantity shall automatically be increased by such additional number of shares as is equal to (A) 3.25% of the amount of Aggregate Advances funded under the Loan Agreement, if any, divided by (B) the Purchase Price, rounded down to the nearest whole number.

In addition to other terms which may be defined herein, the following terms, as used in this Warrant, shall have the following meanings:

  (i)
  "Aggregate Advances" means the aggregate original dollar amount of Advances made under the Loan Agreement, whether such Advances are outstanding or prepaid, at the time of any scheduled adjustment to the Exercise Quantity.

  (ii)
  "Loan Agreement" means that certain Loan and Security Agreement No. 5251 dated June 30, 2006 between the Company and Lighthouse Capital Partners V, L.P..

Any term not defined herein shall have the meaning as set forth in the Loan Agreement.

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Preferred Stock is issued

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hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

        3.    Payment of Purchase Price.    The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

        4.    Net Issue Election.    The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

X=	Y(A-B) A

where: X =	the number of shares of Preferred Stock to be issued to the Holder pursuant to this Section 4.
Y =	the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.
A =	the Fair Market Value (defined below) of one share of Preferred Stock, as determined at the time the net issue election is made pursuant to this Section 4.
B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

        "Fair Market Value" of a share of Preferred Stock (or fully paid and nonassessable shares of the Company's common stock, $0.001 par value (the "Common Stock") if the Preferred Stock has been automatically converted into Common Stock) as of the date that the net issue election is made (the "Determination Date") shall mean:

          (i)    If the net issue election is made in connection with and contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the 1933 Act (a "Public Offering"), and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

          (ii)   If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

            (a)   If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible;

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            (b)   If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and

            (c)   If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company's Board of Directors.

        5.    Partial Exercise.    This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

        6.    Fractional Shares.    In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall issue the next lower number of full shares of Preferred Stock and shall pay to the Holder a cash amount equal to the Fair Market Value (as of the date of exercise) of such fractional share of Preferred Stock.

        7.    Expiration Date; Automatic Exercise.    This Warrant shall expire at the close of business on June 30, 2013, and shall be void thereafter (the "Expiration Date"). Notwithstanding the term of this Warrant fixed pursuant to this Section 7, and provided Holder has received advance written notice of at least ten (10) days and has not earlier exercised this Warrant, and provided this Warrant has not been assumed by the successor entity (or parent thereof), upon the consummation of a Merger (as defined below), this Warrant shall automatically be exercised pursuant to Section 4 hereof, without any action by Holder. "Merger" means: (i) a sale of all or substantially all of the Company's assets to an Unaffiliated Entity (as defined below), or (ii) the merger, consolidation or acquisition of the Company with, into or by an Unaffiliated Entity (other than a merger or consolidation for the principle purpose of changing the domicile of the Company or a bona fide round of preferred stock equity financing), that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company. "Unaffiliated Entity" means any entity that is owned or controlled by parties who own less than twenty percent (20%) of the combined voting power of the voting securities of the Company immediately prior to such merger, consolidation or acquisition. Notwithstanding the foregoing, in the event that any outstanding warrants to purchase equity securities of the Company are assumed by the successor entity of a Merger (or parent thereof), this Warrant shall also be similarly assumed. The Company agrees to promptly give the Holder written notice of any proposed Merger and written notice of termination of any proposed Merger. Notwithstanding anything to the contrary in this Warrant, the Holder may rescind any exercise of its purchase rights after a notice of termination of the proposed Merger if the exercise of this Warrant occurred after the Company notified the Holder that the Merger was proposed or if the exercise was otherwise precipitated by such proposed Merger, provided, however that such rescission right must be exercised within thirty (30) days of receipt of such written notice of termination of the proposed Merger. In the event of such rescission, this Warrant will continue to be exercisable on the same terms and conditions.

        8.    Reserved Shares; Valid Issuance.    The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further represents that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be

3

duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

        9.    Stock Splits and Dividends.    If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

        10.    Adjustments for Diluting Issuances.    The other antidilution rights applicable to the Preferred Stock and the Common Stock of the Company are set forth in the Amended and Restated Certificate of Incorporation, as amended from time to time (the "Articles"), a true and complete copy in its current form which is attached hereto as Exhibit A. Such rights shall not be restated, amended or modified in any manner which affects the Holder differently than the holders of Preferred Stock without such Holder's prior written consent. The Company shall promptly provide the Holder hereof with any restatement, amendment or modification to the Articles promptly after the same has been made.

        11.    Reclassifications.    If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term "Reorganization" shall include any reclassification, capital reorganization (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof).

        12.    Certificate of Adjustment.    Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

        13.    Notices of Record Date, Etc.    In the event of:

          (a)   any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

          (b)   any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

          (c)   any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

4

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least ten (10) business days prior to the date specified in such notice on which any such action is to be taken.

        14.    Representations, Warranties and Covenants.    This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

          (a)   The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

          (b)   The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

          (c)   The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity, except for filings required under California securities laws.

          (d)   As long as this Warrant is, or any shares of Preferred Stock issued upon exercise of this Warrant or any shares of Common Stock issued upon conversion of such shares of Preferred Stock are, issued and outstanding, the Company will provide to the Holder the financial information described in the Loan Agreement.

          (e)   As of June 15, 2006 hereof, the authorized capital stock of the Company consists of (i) 51,150,000 shares of Common Stock, of which 6,051,283 shares are issued and outstanding and 300,578 shares are reserved for issuance upon the exercise of this Warrant with respect to Common Stock and the conversion of the Preferred Stock into Common Stock if this Warrant is exercised with respect to Preferred Stock, and (ii) 4,228,329 shares of Series A-1 Preferred Stock, of which 4,228,329 are issued and outstanding shares; (iii) 1,198,046 shares of Series A-2 Preferred Stock, of which 1,198,046 are issued and outstanding shares (iv) 3,339,341 shares of Series B Preferred Stock, of which 3,339,341 are issued and outstanding shares; (v) 28,089,885 shares of Series C Preferred Stock, of which 28,089,885 are issued and outstanding shares and (vi) 3,400,000 shares of Series D Preferred Stock, of which 2,930,500 are issued and outstanding shares. Attached hereto as Exhibit B is a capitalization table summarizing the capitalization of the Company. At the request of Holder, not more than once per calendar quarter, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding shares of common stock and preferred stock.

        15.    Registration Rights.    The Company has entered into an Amended and Restated Investors' Rights Agreement in the form attached hereto as Exhibit C.

        16.    Amendment.    The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

        17.    Representations and Covenants of the Holder.    This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

5

          (a)    Investment Purpose.    The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

          (b)    Accredited Investor.    Holder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

          (c)    Private Issue.    The Holder understands (i) that the Preferred Stock issuable upon exercise of the Holder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 17.

          (d)    Financial Risk.    The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

          (e)    Legends.    The Holder understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

            (i)    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

            (ii)   Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          (f)    Lock-up Agreement.    In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing such offering of the Company's securities, the Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days or such longer period as may be required by the underwriters to comply with NASD Rule 2711) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company's initial public offering.

        The obligations described in this Section 17(f) shall apply only if all executive officers and directors of the Company, and all 1% and greater security holders (on a basis assuming full conversion and exercise of all convertible or exercisable securities) enter into similar agreements. If the Company or the underwriter of any public offering of the Company's securities waives or terminates any standoff or lockup restrictions imposed on any holder of securities of the Company, then such waiver or termination shall be granted to all Holders subject to standoff or lockup restrictions pro rata based on the number of shares of Common Stock beneficially held by such holder and the Holders. From and after the date of this Warrant, the Company shall use its best efforts to ensure that all holders of

6

capital stock of the Company agree to be bound by terms substantially similar to those set forth in this Section 17(f).

        18.    Notices, Transfers, Etc.

        (a)   Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

        (b)   Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to not less than 25% of the number of the shares of Preferred Stock purchasable hereunder, provided that the transferee is not a competitor of the Company and provided further that the transferee agrees to be bound by all of the terms and conditions of this Warrant, including, with limitations the representations and covenants contained in Section 17. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred. Any purported transfer in violation of this Section 18(b) shall be void.

        (c)   In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant

        19.    No Impairment.    The Company will not, by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant.

        20.    Governing Law.    The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its principles regarding conflicts of laws.

        21.    Successors and Assigns.    This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

        22.    Business Days.    If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

        23.    Qualifying Public Offering.    If the Company shall effect a firm commitment underwritten public offering of shares of Common Stock which results in the conversion of the Preferred Stock into Common Stock pursuant to the Company's Articles in effect immediately prior to such offering, then, effective upon such conversion, this Warrant shall change from the right to purchase shares of Preferred Stock to the right to purchase shares of Common Stock, and the Holder shall thereupon have the right to purchase, at a total price equal to that payable upon the exercise of this Warrant in full, the number of shares of Common Stock which would have been receivable by the Holder upon the exercise of this Warrant for shares of Preferred Stock immediately prior to such conversion of such shares of Preferred Stock into shares of Common Stock, and in such event appropriate provisions shall

7

be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, the provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant and the provisions relating to the net issue election) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof.

        24.    Value.    The Company and the Holder agree that the value of this Warrant on the date of grant is $100.

ANACOR PHARMACEUTICALS, INC.
By:	/s/ LUCY O. DAY
Name:	Lucy O. Day
Title:	CFO

8

Subscription

To:
Date:

The undersigned hereby subscribes for shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:
Signature
Name for Registration
Mailing Address

1

Net Issue Election Notice

To:	Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:
Signature
Name for Registration
Mailing Address

1

Assignment

For value received                                    hereby sells, assigns and transfers unto

[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint                                    its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:
Signature
Name for Registration
In the Presence of:

1

EXHIBIT A

Amended and Restated Certificate of Incorporation

See attached pages.

1

EXHIBIT B

Capitalization Table

1

EXHIBIT C

Amended And Restated Investors' Rights Agreement

see attached pages

1

EXHIBIT D

NOTICE OF BORROWING

                    ,

Lighthouse Capital Partners V, L.P.
500 Drake's Landing Road
Greenbrae, CA 94904-3011

        Ladies and Gentlemen:

        Reference is made to the Loan and Security Agreement No. 5251 dated as of June 30, 2006 (as it has been and may be amended from time to time, the "Loan Agreement," initially capitalized terms used herein as defined therein), between LIGHTHOUSE CAPITAL PARTNERS V, L.P. and ANACOR PHARMACEUTICALS, INC. (the "Company")

        The undersigned is the President and CEO of the Company, and hereby irrevocably requests an Advance under the Loan Agreement, and in that connection certifies as follows:

        1.     The amount of the proposed Advance is $                        . The business day of the proposed Advance is                        .

        2.     The Loan Commencement Date for this Advance shall be January 1, 2008.

        3.     As of this date, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in Section 5 of the Loan Agreement are true and correct in all material respects, except as set forth in the Disclosure Schedule and any updates thereto delivered on or before the date hereof.

        4.     No event that could reasonably be expected to have a material adverse effect on the ability of Borrower to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements, submitted to you by the Company.

        The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Funding Date.

Very truly yours,
ANACOR PHARMACEUTICALS, INC.
By:
Name:	Lucy O. Day
Title:	CFO

1

EXHIBIT E

INCUMBENCY CERTIFICATE

        The undersigned, Lucy O. Day, hereby certifies that:

        1.     He/She is the duly elected and acting Chief Financial Officer of ANACOR PHARMACEUTICALS, INC., a Delaware corporation (the "Company").

        2.     That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE
David Perry	Chief Executive Officer
Lucy O. Day	Chief Financial Officer

        3.     Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company, as amended, as in effect as of the date hereof.

        4.     Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.

        5.     Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company's execution, delivery and performance of a loan facility with Lighthouse Capital Partners V, L.P.

        IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on June    , 2006.

ANACOR PHARMACEUTICALS, INC.
By:
Name:	Lucy O. Day
Title:	Chief Financial Officer

        I, the Chief Executive Officer of the Company, do hereby certify that Lucy Day is the duly qualified, elected and acting Chief Financial Officer of the Company and that the above signature is his or her genuine signature.

        IN WITNESS WHEREOF, the undersigned has executed and delivered this Incumbency Certificate on June    , 2006.

ANACOR PHARMACEUTICALS, INC.
By:
Name:	David Perry
Title:	Chief Executive Officer

1

EXHIBIT F

OFFICER'S CERTIFICATE

        The undersigned, to induce LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender"), to extend or continue financial accommodations to ANACOR PHARMACEUTICALS, INC., a Delaware corporation (the "Borrower") pursuant to the terms of that certain Loan and Security Agreement dated June 30, 2006 (the "Loan Agreement"), hereby certifies that on the date hereof:

  1.
  I am the duly elected and acting Chief Financial Officer of Borrower.

  2.
  I am a Responsible Officer as that term is defined in the Loan Agreement.

  3.
  The information submitted herewith is in fact what it purports to be.

  4.
  The information delivered herewith is true, correct and complete.

  5.
  Borrower is currently able to meet its obligations as they come due.

  6.
  I understand that Lender is relying upon the truthfulness, accuracy and completeness hereof in connection with the Loan Agreement.

  7.
  I will advise you if it comes to my attention that, as of the date hereof, the information submitted herewith was not in fact true, correct and complete.

        IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate on                        .

ANACOR PHARMACEUTICALS, INC.
By:
Name:	Lucy O. Day
Title:	CFO

1

EXHIBIT G

AUTHORIZATION FOR AUTOMATIC PAYMENT

        The undersigned ANACOR PHARMACEUTICALS, INC. ("Borrower") authorizes LIGHTHOUSE CAPITAL PARTNERS V, L.P. and any and all affiliated funds (collectively, "Lender") and the bank / financial institution ("Bank") named below to initiate variable debit and/or credit entries to Borrower's deposit, checking or savings accounts as designated below and to cause funds transfers to an account of Lender as payment of any and all amounts due under the Loan and Security Agreement between Borrower and Lender dated June 30, 2006 (the "Loan Agreement").

        1.     Lender is hereby authorized to initiate variable debit and/or credit transactions and resulting funds transfers in Borrower's designated accounts with respect to amounts calculated by Lender to be due and owing to Lender by Borrower periodically under the Loan Agreement. Borrower consents to all such debit and/or credit transactions and resulting funds transfers and hereby authorizes Lender to take all such actions as may be required by Bank with respect to such transactions. Borrower acknowledges and agrees that such credit and/or debit entries may be made in amounts due under the Loan Agreement in order to cause timely payments as required by the terms of the Loan Agreement.

        2.     Borrower hereby authorizes Lender to release to Bank all information concerning Borrower that may be necessary or desirable for Bank to investigate or recover any erroneous funds transfers that may occur.

        3.     Borrower acknowledges and agrees that all such debit and/or credit transactions and funds transfers are intended to be made through an Automated Clearing House system and in compliance with the NACHA Rules and in compliance with Bank's security procedures.

        4.     Borrower represents and warrants that the account information set forth below is accurate and complete and that each of the account(s) set forth below is a business account maintained in Borrower's name and for Borrower's account.

        This Consent shall be effective as of June 30, 2006 and shall remain in effect until the Loan Agreement has been terminated. Any cancellation by Borrower of this consent shall (i) be made in writing and (ii) delivered to Bank and Lender in such time as to afford Bank and Lender a reasonable opportunity to act on said cancellation.

Bank of America
(Name of Borrower's Bank)
530 Lytton Avenue,	Palo Alto,	CA	94301

(Address of Bank)	(City)	(State)	(Zip Code)
Bank Routing Number

	(between these symbols "/:" ":/" on bottom left of check)
Account Number:		(checking)

Copy of a voided check is attached to this form

Borrower Name:	ANACOR PHARMACEUTICALS, INC.
Borrower Address:	1060 E. Meadow Circle
Palo Alto, CA 94303
Authorized by:
Its: CFO

1

EXHIBIT H

NEGATIVE PLEDGE AGREEMENT

        THIS NEGATIVE PLEDGE AGREEMENT is made as of June 30, 2006, by and between ANACOR PHARMACEUTICALS,  INC. ("Borrower") and LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender").

        In consideration of the Loan and Security Agreement between the parties of proximate date herewith (the "Loan Agreement"), Borrower agrees as follows:

        Except as otherwise permitted in the Loan Agreement, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

        (a)   Any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "Copyrights");

        (b)   Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

        (c)   Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

        (d)   All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the "Patents");

        (e)   Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the "Trademarks");

        (f)    Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for an collect such damages for said use or infringement of the intellectual property rights identified above;

        (g)   Any and all licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights

        (h)   Any and all amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

        (i)    Any and all proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

        Notwithstanding the foregoing, nothing herein shall be deemed to prevent or prohibit Borrower from licensing its intellectual property to third parties in the ordinary course of business or as set forth in Section 7.2 of the Loan Agreement.

        It shall be an Event of Default under the Loan Agreement if there is a breach of any term of this Negative Pledge Agreement.    Borrower agrees to properly execute all documents reasonably required by Lender in order to fulfill the intent and purposes hereof.

ANACOR PHARMACEUTICALS, INC.		Lighthouse Capital Partners V, L.P.
By:		By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner
Name:	Lucy O. Day	By:
Title:	CFO	Name:
Title:

1

EXHIBIT I

CONTROL AGREEMENT

[In form and substance acceptable to Lender in its reasonable discretion]

1

Schedule 1

Disclosure Schedule

Deposit and Securities Accounts

	Account Information:		Contact Information for Account:
Account Number 1 (ACH Account)	Bank Name: Address: City, State, Zip: Phone: Fax: Type of Account: Account number:	Bank of America 530 Lytton Avenue Palo Alto, CA 94301 650-853-4460 877-207-2708 Checking and Sweep	Contact Name: Phone: Fax: E-mail:
Account Number 2 (To be closed within 120 days of the date of the Agreement)	Bank Name: Address: City, State, Zip: Phone: Fax: Type of Account: Account number:	530 Lytton Avenue Palo Alto, CA 94301 888-852-5000 x512 Checking	Contact Name: Phone: Fax: E-mail:
Account Number 3 (To be closed within 120 days of the date of the Agreement)	Bank Name: Address: City, State, Zip: Phone: Fax: Type of Account: Account number:	Bank of America Investment Services 530 Lytton Avenue Palo Alto, CA 94301 650-853-4458 650-726-7983 Investment	Contact Name: Phone: Fax: E-mail:

PERMITTED LIENS

EXISTING LIENS	None

SUBSIDIARIES

None

PRIOR NAMES

Anamax, Inc.

LITIGATION AND ADMINISTRATIVE PROCEEDINGS

None

BUSINESS PREMISES

[TO BE PROVIDED BY BORROWER—indicate street address and landlord contact information]

	Each Location Address where Lighthouse Capital Partners has financed assets:		Landlord/Property Management Information:
Current Headquarters (Location 1)	Contact Name: Address: City, State, Zip: Phone: Fax:	Lucy Day 1060 E. Meadow Circle Palo Alto, CA 94303 (650) 739-0700 (650) 739-0139	Contact Name: Company Name: Address: City, State, Zip: Phone: Fax:	W.F. Batton Management Company 1000 C Commercial Street San Carlos, CA 94070 (650) 591-8860 (650) 591-2650
Location 2	Contact Name: Company Name: Address: City, State, Zip: Phone: Fax:		Contact Name: Company Name: Address: City, State, Zip: Phone: Fax:
Location 3	Contact Name: Company Name: Address: City, State, Zip: Phone: Fax:		Contact Name: Company Name: Address: City, State, Zip: Phone: Fax:

EXHIBIT I

(Account—With Activation)

DEPOSIT ACCOUNT CONTROL AGREEMENT

        This Agreement is entered into as of June 30, 2006, among Anacor Pharmaceuticals ("Company"), Lighthouse Capital Partners V, L.P. ("Lender"), and Bank of America, N.A. ("Bank") with respect to the following:

          A.    Bank has agreed to establish and maintain for Company deposit account number 1499419632 (the "Account").

          B.    Company has assigned to Lender a security interest in the Account and in checks and other payment instructions ("Checks") deposited in the Account.

          C.    Company, Lender and Bank are entering into this Agreement to evidence Lender's security interest in the Account and such Checks and to provide for the disposition of net proceeds of Checks deposited in the Account.

Accordingly, Company, Lender and Bank agree as follows:

        1.     (a)    This Agreement evidences Lender's control over the Account. Notwithstanding anything to the contrary in the agreement between Bank and Company governing the Account, Bank will comply with instructions originated by Lender as set forth herein directing the disposition of funds in the Account without further consent of the Company.

                (b)   Company represents and warrants to Lender and Bank that it has not assigned or granted a security interest in the Account or any Check deposited in the Account, except to Lender.

                (c)   Company will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, other than Lender's security interest referred to herein.

                (d)   The Account may receive merchant card deposits and chargebacks. Company acknowledges and agrees that during the Activation Period (defined below), chargebacks will be blocked from debiting the Account. Company further acknowledges and agrees that, prior to the Activation Period, it will arrange with its merchant card vendor for chargebacks to be directed towards an unblocked account.

        2.     During the Activation Period (as defined below), Bank shall prevent Company from making any withdrawals from the Account. Prior to the Activation Period, Company may operate and transact business through the Account in its normal fashion, including making withdrawals from the Account, but covenants to Lender it will not close the Account. Bank shall have no liability in the event Company breaches this covenant to Lender.

        Company and Lender acknowledge and agree that Bank may debit the Account for any ACH credit entries that may have been originated by Company but that have not settled at the time of Bank's receipt of the Notice (defined below) or for any entries, whether credit or debit, that are subsequently returned thereafter.

        A reasonable period of time following the commencement of the Activation Period, and continuing on each Business Day thereafter, Bank shall transfer all collected and available balances in the Account to Lender at its account specified in the Notice (as defined below). The "Activation Period" means the period which commences within a reasonable period of time not to exceed two Business Days after Bank's receipt of a written notice from Lender in the form of Exhibit A (the "Notice"). A "Business Day" is each day except Saturdays, Sundays and Bank holidays. Funds are not available if, in the

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reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal.

        3.     Bank agrees it shall not offset, charge, deduct or otherwise withdraw funds from the Account, except as permitted by Section 4, until it has been advised in writing by Lender that all of Company's obligations that are secured by the Checks and the Account are paid in full. Lender shall notify Bank promptly in writing upon payment in full of Company's obligations by means of a letter substantially in the form of the Termination Notice (defined below).

        4.     Bank is permitted to charge the Account:

          (a)   for its fees and charges relating to the Account or associated with this Agreement; and

          (b)   in the event any Check deposited into the Account is returned unpaid for any reason or for any breach of warranty claim.

        5.     (a)    If the balances in the Account are not sufficient to compensate Bank for any fees or charges due Bank in connection with the Account or this Agreement, Company agrees to pay Bank on demand the amount due Bank. Company will have breached this Agreement if it has not paid Bank, within five days after such demand, the amount due Bank.

                (b)   If the balances in the Account are not sufficient to compensate Bank for any returned Check, Company agrees to pay Bank on demand the amount due Bank. After Activation, if Company fails to so pay Bank immediately upon demand, Lender agrees to pay Bank within five days after Bank's demand to Lender to pay any amount received by Lender with respect to such returned Check. The failure to so pay Bank shall constitute a breach of this Agreement.

                (c)   Company hereby authorizes Bank, without prior notice, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under subsection 5(a) or 5(b).

        6.     (a)    Bank will send information regarding deposits to the Account to the address specified below for Company or as otherwise specified in writing by Company to Bank, and will send a copy of each such deposit advice to the address specified below for Lender.

                (b)   In addition to the original Bank statement provided to Company, Bank will provide Lender with a duplicate of such statement.

        7.     (a)    Bank will not be liable to Company or Lender for any expense, claim, loss, damage or cost ("Damages") arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence or intentional misconduct.

                (b)   In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

                (c)   Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank's reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Lender or (ii) such failure or delay resulted from Bank's reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

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                (d)   Bank shall have no duty to inquire or determine whether Company's obligations to Lender are in default or whether Lender is entitled to provide the Notice to Bank. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.

                (e)   Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

                (f)    Bank shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning the Account or any Check and shall not be in violation of this Agreement for so doing.

        8.     Company and Lender shall severally indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorney's fees and any fees and expenses) in any way arising out of or relating to disputes or legal actions concerning Bank's provision of the services described in this Agreement to the extent such costs are incurred as a result of such party's actions or omissions. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Company's and Lender's obligations under this section shall survive termination of this Agreement. Except as specifically provided herein, Lender shall not be liable for any amounts due Bank by Company hereunder.

        9.     Company and Lender shall severally pay to Bank, upon receipt of Bank's invoice, all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank's rights in a case arising under Title 11, United States Code to the extent such costs are incurred as a result of such party's actions or omissions. Company agrees to pay Bank, upon receipt of Bank's invoice, all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder). Except as specifically provided herein, Lender shall not be liable for any amounts due Bank by Company hereunder.

        10.   Termination and Assignment of this Agreement shall be as follows:

          (a)   Lender may terminate this Agreement by providing notice substantially in the form of Attachment I ("Termination Notice") to Company and Bank that all of Company's obligations which are secured by Checks and the Account are paid in full. Lender may also terminate or it may assign this Agreement upon 30 day's prior written notice to Company and Bank. Bank may terminate this Agreement upon 30 days' prior written notice to Company and Lender. Company may not terminate this Agreement except with the written consent of Lender and upon prior written notice to Bank.

          (b)   Notwithstanding subsection 10(a), Bank may terminate this Agreement at any time by providing five days prior written notice to Company and Lender if either Company or Lender breaches any of the terms of this Agreement, or any other agreement with Bank.

        11.   (a)    Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation,

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by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

                (b)   The parties respectfully each agree that it shall be deemed to make and renew each representation and warranty in subsection 11(a) on and as of each day on which Company, or the Lender, as the case may be, uses the services set forth in this Agreement.

        12.   (a)    This Agreement may be amended only by a writing signed by Company, Lender and Bank; except that Bank's charges are subject to change by Bank upon 30 days' prior written notice to Company.

                (b)   This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

                (c)   This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement among Bank, Company, and Lender. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

                (d)   This Agreement shall be interpreted in accordance with California law without reference to that state's principles of conflicts of law.

        13.   Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

        14.   Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Bank and Company or Lender. Company and Lender agree that nothing contained in this Agreement, nor any course of dealing among the parties to this Agreement, shall constitute a commitment or other obligation on the part of Bank to extend credit to Company or Lender.

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        In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

Anacor Pharmaceuticals, Inc. ("Company")
By: /s/ LUCY O. DAY	Address for notices:
Name: Lucy O. Day	1060 E. Meadow Circle
Title: CFO	Palo Alto, CA 94303
Lighthouse Capital Partners V, L.P. ("Lender")
By: Lighthouse Management Partners V, L.L.C., its general partner
By: /s/ THOMAS CONNEELY	Address for notices:
Name: Thomas Conneely	500 Drakes Landing Road
Title: Vice President	Greenbrae, CA 94904
Attn: Contracts Administration
Bank of America, N.A. ("Bank")

By:	Address for notices:
Name:	Bank of America, N. A.
Title:	Deposit Support West
Mail Code: WA1-501-21-01 P. O. Box 34414 Seattle, WA 98124
Telephone: 206-358-5180 Facsimile: 206-358-7792
and
Susan Oberto, VP Bank of America NA Deposit Support West Mail Code: WA1-501-21-01 P. O. Box 34414 Seattle, WA 98124
Phone: 206.358.3490 Fax: 206.358.7792

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EXHIBIT A
DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Lender]

To:
Bank of America, N.A.
[Address]

  Re:
  [Name of Company]
  Account No.

Ladies and Gentlemen:

        Reference is made to the Deposit Account Control Agreement dated                                    (the "Agreement") among [Company Name], us and you regarding the above-described account (the "Account"). In accordance with Section 2 of the Agreement, we hereby give you notice of our exercise of control of the Account and we hereby instruct you to transfer funds to our account as follows:

Bank Name:

Bank Address:

ABA No.:

Account Name:

Account No.:

Beneficiary's Name:

Very truly yours,

as Lender
By:

Name:

Title:

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ATTACHMENT I
TERMINATION NOTICE

Letterhead of Secured Party

                        , 200

Bank of America, National Association

Attn:

  Re:
  Termination of Deposit Account Control Agreement

Ladies and Gentlemen:

        Reference is made to that certain                                    dated as of                        , 200    (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Agreement") among you,                                     (the "Company"), and us as ('Lender"). You are hereby notified that the Agreement is terminated with respect to the undersigned, and you have no further obligations to the undersigned thereunder. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Account from the Company. This notice terminates any obligations you may have to the undersigned with respect to the Account.

Very truly yours,

as Lender
By:

Name:
Title:
ACKNOWLEDGED AND AGREED:
BANK OF AMERICA, NATIONAL ASSOCIATION, as Bank
By

Name:
Title:

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AMENDMENT NO. 01

Dated February 26, 2008

TO

that certain Loan and Security Agreement No. 5251
dated as of June 30, 2006, ("Agreement"), by and between
 LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender") and
 ANACOR PHARMACEUTICALS, INC. ("Borrower").

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

Without limiting or amending any other provisions of the Loan Documents, Lender and Borrower agree to the following:

1.
A new Section 7.11 is hereby added to the Agreement to read in its entirety as follows:

    "The Borrower will not hold any financial asset held as Collateral in the Account which is registered in the name of the Borrower, payable to the order of the Borrower or specially endorsed to the Borrower (each such asset an "Identified Security"), except to the extent such Identified Security has been specially endorsed by the Borrower to the Securities Intermediary (currently Capital Advisors Group) or in blank."

2.
A new Section 7.12 is hereby added to the Agreement to read in its entirety as follows:

    "The Borrower will hold all Collateral in a domestic custodial system, as classified by Bloomberg, L.P."

Except as amended hereby, the Loan Documents remains unmodified and unchanged.

BORROWER:		LENDER:
ANACOR PHARMACEUTICALS, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.
By:	/s/ LUCY O. DAY	By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner
Name:	Lucy O. Day	By:	/s/ THOMAS CONNEELY
Title:	Director of Finance	Name:	Thomas Conneely
		Title:	Vice President

AMENDMENT NO. 02 TO LOAN AND SECURITY AGREEMENT

Dated May 1, 2008

        THIS AMENDMENT NO. 02 ("Amendment 02") to that certain Loan and Security Agreement No. 5251 dated June 30, 2006, as amended by Amendment No. 01 (the "Agreement"; all capitalized terms not otherwise defined herein are defined in the Agreement), is entered into as of May 1, 2008, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender") and ANACOR PHARMACEUTICALS, INC., a Delaware corporation ("Borrower").

        WHEREAS, Borrower and Lender have previously entered into the Agreement; and

        WHEREAS, Borrower has requested Lender provide additional term loan financing in the amount of $7,000,000 and restructure the terms of its existing term loan financing with Lender; and

        WHEREAS, Lender has agreed to do so, subject to all of the terms and conditions hereof and of the Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Agreement and to perform such other covenants and conditions as follows:

I.    Section 1.1, the following definitions shall be added to the Agreement:

"Commitment Two" means $7,000,000.

"Commitment Two Warrant" means the Warrant in favor of Lender to purchase securities of Borrower, substantially in the form of Exhibit C-1 attached to Amendment 02 and issued in conjunction with Commitment Two.

II.    Section 1.1, each of the following definitions of the Agreement shall be deleted in its entirety and replaced with the following:

"Basic Rate" shall be defined in the Notes.

"Commitment" means collectively (i) the Commitment prior to Amendment 02 and (ii) Commitment Two.

"Commitment Fee" means (i) $10,000 in conjunction with the Commitment prior to Amendment 02, and (ii) $10,000 in conjunction with Commitment Two.

"Commitment Termination Date" has already occurred for Commitment One, and for Commitment Two, will occur on the Funding Date for Commitment Two in its entirety, which shall occur on the date hereof.

"Incumbency Certificate" means (i) the document in the form of Exhibit E of the Agreement and (ii) in the form of Exhibit E-1 attached to Amendment 02.

"Note" means (i) an Amended and Restated Secured Promissory Note in the form of Exhibit B-1 attached to this Agreement for Advances funded under the Commitment prior to this Amendment; and (ii) for Advances under Commitment Two, a Secured Promissory Note in the form of Exhibit B-2 attached to Amendment 02.

"Notice of Borrowing" means (i) the document in the form of Exhibit D of the Agreement and (ii) for Advances under Commitment Two, in the form of Exhibit D-1 attached to Amendment 02.

"Permitted Indebtedness" means: (i) the Loan; (ii) unsecured trade debt incurred in the ordinary course of Borrower's business; (iii) Indebtedness secured by clause (ii) of Permitted Liens; (iii) Subordinated Debt; (iv) insurance premiums provided such premiums are secured solely by the relevant policies, and (v) other Indebtedness up to a maximum amount of $100,000 in the aggregate in any fiscal year.

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"Warrant" means the (i) the Preferred Stock Purchase Warrant in favor of Lender and its affiliates to purchase securities of Borrower effective as of June 30, 2006 to be issued in accordance with Section 6.8 hereof and (ii) the Commitment Two Warrant.

III.    Section 3, Conditions of Advances; Procedure for requesting Advances

The following new Section 3.3 and Section 3.4 shall be added to the Agreement:

3.3    Conditions Precedent to Initial Advance under Commitment Two:

        The obligation of Lender to make any Advances pursuant to Commitment Two is subject to each and every one of the following conditions precedent in form and substance satisfactory to Lender in its sole reasonable discretion:

          (a)   This Amendment 02 duly executed by Borrower.

          (b)   The Commitment Two Warrant has been issued to Lender duly executed by Borrower.

          (c)   An officer's certificate of Borrower with copies of the following documents attached: (i) the certificate of incorporation and by-laws or other organizational documents of Borrower certified by Borrower as being in full force and effect as of the Amendment, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of Amendment 02 and any other Loan Documents.

          (d)   Without limiting the foregoing or Lender's rights or Borrower's obligations under the Agreement, such consents, amendments, filings, recordations, or other documents from any persons or entities necessary to maintain the perfection and priority of Lender's security interest in the Collateral, in form and substance satisfactory to Lender in its sole discretion.

          (e)   A good standing certificate from Borrower's state of incorporation or formation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

          (f)    All necessary consents of shareholders, members, and other third parties with respect to the execution, delivery and performance of the Agreement, Amendment 02, the Commitment Two Warrant, and any other Loan Documents.

          (g)   Borrower shall have satisfied all the conditions, other than the requirement to provide Lender written notice at least ten (10) days prior to the Advance contemplated in Section 3.3(h) of this Amendment 02, set forth in Section 3.1 and 3.2 of this Agreement.

          (h)   Borrower shall have executed a Note for an Advance under Commitment Two of $7,000,000.

3.4    Reaffirmation    Except as specifically provided otherwise in the amended Disclosure Schedule dated the date of Amendment 02, Borrower reaffirms as of the date of Amendment 02 and after giving effect thereto the representations and warranties made to Lender in the Agreement as though fully set forth herein.

IV.    Section 6, Affirmative Covenants

Section 6.2 shall be amended and replaced with the following:

        6.2    Financial Statements, Reports, Certificates.    Prior to a Public Offering (as defined below), Borrower shall deliver to Lender: (i) as soon as prepared, and no later than 30 days after the end of each calendar month, a balance sheet and an income statement covering Borrower's operations during such period; (ii) as soon as prepared, and no later than 30 days after the end of each calendar quarter, a cash flow statement covering Borrower's operations during such period; (iii) as soon as prepared, but

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no later than 180 days after the end of the fiscal year, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present Borrower's financial condition by an independent public accounting firm reasonably acceptable to Lender; (iv) promptly upon notice thereof, a report of any legal or administrative action pending or threatened against Borrower which is likely to result in liability to Borrower in excess of $50,000; and (v) such other financial information as Lender may reasonably request from time to time. Following the commencement of sale of Borrower's Common Stock to the public in a public offering pursuant to a Registration Statement under the 1933 Act (a "Public Offering"), and the declaration of effectiveness of the related Registration Statement by the Securities and Exchange Commission ("SEC"), Borrower agrees to make available quarterly and annual financial statements in accordance with SEC requirements.

V.    Section 11, Notices

Section 11 shall be amended and replaced with the following:

11. NOTICES

        All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by confirmed facsimile, at the respective addresses set forth below:

If to Borrower:	If to Lender:
Anacor Pharmaceuticals, Inc. 1020 E. Meadow Circle Palo Alto, California 94303 Attention: Chief Financial Officer FAX: (650) 543-7661	Lighthouse Capital Partners V, LP 500 Drake's Landing Road Greenbrae, California 94904 Attention: Contract Administrator FAX: (415) 925-3387
With a copy to Borrower's Counsel:
Mark B. Weeks Heller Ehrman LLP 275 Middlefield Road Menlo Park, CA 94025-3506 FAX: (650) 324-0638

VI.    Additional Terms and Conditions

        (a)    Further Conditions.    The following are conditions precedent to Lender's obligations hereunder, without delivery and performance of which to Lender's satisfaction, the original payment terms of the Loan Documents and the Notes shall remain in full force and effect, unamended hereby, and Commitment Two will be automatically cancelled:

            (i)  Borrower shall execute and deliver the Amended and Restated Note in the form attached hereto as Exhibit B-1.

           (ii)  Borrower shall deliver an Incumbency Certificate, certified by responsible officers of Borrower in the form attached hereto as Exhibit E-1, and attachments thereto including the resolutions adopted by Borrower's board of directors authorizing the execution and delivery of this Amendment 02 and the other documents referred to in this Amendment and the performance by Borrower of its obligations under such documents.

          (iii)  Borrower shall execute and deliver all other documents, as Lender shall have reasonably requested prior to the execution by Borrower and Lender of Amendment 02.

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          (iv)  Borrower shall pay all Lender's Expenses for the preparation and negotiation of documents associated with this Amendment 02.

        (b)    Representations and Warranties of Borrower.    Except as set forth in the Disclosure Schedule, Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default have occurred that have not been disclosed to Lender by Borrower in writing; (ii) it has not reached any settlement with any other creditor of Borrower that has not been disclosed in writing to Lender; (iii) it is not and has no reason to believe it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any written communication from any person or entity (whether private or governmental) threatening or indicating the same; (iv) it is in full compliance with Section 7.10 of the Agreement; (v) Lender has made no separate oral or written waiver of any existing or future Default or Event of Default by Borrower under any Loan Document; (vi) neither Borrower, nor any subsidiary or affiliate of Borrower, has any claims or rights of set-off against Lender of any kind under any Loan Document or otherwise; and (vii) Borrower has no defenses to payments of any amounts owed to Lender as the same become due and payable.

        (c)    No Control.    Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower's date of formation through to the date hereof, (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto with Lender have not, are not and will not have engaged in any of the foregoing.

VII.    Integration Clause.    This Amendment 02 represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter. All prior understandings, whether oral or written, other than the Loan Documents, are hereby merged hereinto. NONE OF THE AGREEMENT OR THIS AMENDMENT 02 MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER. Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lender's rights and remedies under Amendment 02 and the Agreement may be enforced to the maximum extent permitted under applicable law. This Amendment 02 shall be binding upon, and inure to the benefit of, each party's respective permitted successors and assigns. This Amendment 02 may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document. No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies of Lender against Borrower. In the event of any contradiction or inconsistency among the terms and conditions of this Amendment 02 or the Agreement the interpretation most favorable to the interests of Lender shall prevail.

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Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:
ANACOR PHARMACEUTICALS, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.
By:	/s/ CHRISTINE GRAY-SMITH	By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner
Name:	Christine Gray-Smith	By:	/s/ THOMAS CONNEELY
Title:	Senior Vice President, Chief Financial Officer	Name:	Thomas Conneely
		Title:	Vice President

ATTACHMENTS:

Exhibit B-1—Amended and Restated Secured Promissory Note
Exhibit B-2—Commitment Two Secured Promissory Note
Exhibit C-2—Commitment Two Warrant
Exhibit D-1—Notice of Borrowing
Exhibit E-1—Incumbency Certificate
Schedule 1—Disclosure Schedule

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EXHIBIT B-1

AMENDED AND RESTATED SECURED PROMISSORY NOTE

(originally issued in the amount of $8,000,000 on July 10, 2006)

$7,280,353.44

SECURED PROMISSORY NOTE

This SECURED PROMISSORY NOTE (this "Note") is made April 1, 2008, by ANACOR PHARMACEUTICALS,  INC. ("Borrower") in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, "Lender"). Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan and Security Agreement No. 5251 between Borrower and Lender dated June 30, 2006 (the "Loan Agreement"), and amends and restates, but does not replace or novate, those Notes executed prior to April 1, 2008.

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake's Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate ("Lender's Office"), the principal sum of $7,280,353.44 (the "Advance"), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.

"Basic Rate" means (i) during the Interest Only Period, a fixed per annum rate of interest equal to 9.75% and (ii) on and after the Loan Commencement Date, a fixed per annum rate of interest equal to 9.25%.

"Final Payment" means 9.5% of the Advance.

"Forbearance Fee" means $285,000, due on the Maturity Date.

"Interest Only Period" means the period commencing on the date hereof and continuing until the Loan Commencement Date.

"Loan Commencement Date" means May 1, 2009.

"Maturity Date" means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.

"Payment Date" means the first day of each calendar month.

"Prepayment Fee" means (i) 3% of the outstanding principal amount being prepaid if such prepayment is made in calendar year 2006 or 2007; (ii) 2% of the outstanding principal amount being prepaid if such prepayment is made in calendar year 2008, or (iii) 1% of the outstanding principal amount being prepaid if such prepayment is made in calendar year 2009 or thereafter.

"Repayment Period" means the period beginning on the Loan Commencement Date and continuing for 24 calendar months.

1.    Repayment.    Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment and the Forbearance Fee.

2.    Interest.    Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender's option, and thereafter bear like interest as principal. All interest

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computation shall be based on a 360-day year and actual days elapsed. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender's discretion and as provided in the Loan Agreement.

3.    Voluntary Prepayment.    Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest; (ii) the Final Payment; (iii) the Prepayment Fee; (iv) the Forbearance Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

4.    Collateral.    This Note is secured by the Collateral.

5.    Waivers.    Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

6.    Choice of Law; Venue.    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7.    Miscellaneous.    THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. "Hereof," "herein," "hereunder," and similar words refer to this Note in its entirety. "Or" is not necessarily exclusive. "Including" is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties' respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

ANACOR PHARMACEUTICALS, INC.
By:
Name:	Christine Gray-Smith
Title:	Senior Vice President, Chief Financial Officer

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EXHIBIT B-2

COMMITMENT TWO SECURED PROMISSORY NOTE

$7,000,000.00

SECURED PROMISSORY NOTE

This SECURED PROMISSORY NOTE (this "Note") is made May 1, 2008, by ANACOR PHARMACEUTICALS, INC. ("Borrower") in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, "Lender"). Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan and Security Agreement No. 5251 between Borrower and Lender dated June 30, 2006 (the "Loan Agreement").

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake's Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate ("Lender's Office"), the principal sum of $7,000,000.00 (the "Advance"), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.

"Basic Rate" means (i) during the Interest Only Period, a fixed per annum rate of interest equal to 12.00% and (ii) on and after the Loan Commencement Date, a fixed per annum rate of interest equal to 9.25%.

"Final Payment" means 5.85% of the Advance.

"Interest Only Period" means the period commencing on the date hereof and continuing until the Loan Commencement Date.

"Loan Commencement Date" means May 1, 2009.

"Maturity Date" means the last day of the Repayment Period, or if earlier, the date of prepayment in full under the Note.

"Payment Date" means the first day of each calendar month.

"Prepayment Fee" means (i) 3% of the outstanding principal amount, in excess of $3,500,000, being prepaid if such prepayment is made on or prior to March 31, 2009; (ii) 2% of the outstanding principal amount being prepaid if such prepayment is made between April 1, 2009 and March 31, 2010, or (iii) 1% of the outstanding principal amount being prepaid if such prepayment is made after March 31, 2010.

"Repayment Period" means the period beginning on the Loan Commencement Date and continuing for 24 calendar months.

1.    Repayment.    Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment.

2.    Interest.    Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender's option, and thereafter bear like interest as principal. All interest computation shall be based on a 360-day year and actual days elapsed. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid

1

hereunder will be applied to the Obligations in Lender's discretion and as provided in the Loan Agreement.

3.    Voluntary Prepayment.    Subject to Section 4, Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest; (ii) the Final Payment; (iii) the Prepayment Fee; and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

4.    Early Prepayment Option.    On or before March 31, 2009, Borrower may prepay up to $3,500,000 of the principal balance (the "Early Prepayment Option") if and only if Borrower pays to Lender (i) up to $3,500,000 plus any unpaid accrued interest; and (ii) and all other sums, if any, that shall have become due and payable hereunder with respect thereto. In the event the Early Prepayment Option is exercised, the Prepayment Fee shall be waived and the Final Payment due on account of the funds paid pursuant to the exercise of the Early Prepayment Option shall be paid on the Maturity Date.

5.    Collateral.    This Note is secured by the Collateral.

6.    Waivers.    Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

7.    Choice of Law; Venue.    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

8.    Miscellaneous.    THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. "Hereof," "herein," "hereunder," and similar words refer to this Note in its entirety. "Or" is not necessarily exclusive. "Including" is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties' respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

ANACOR PHARMACEUTICALS, INC.
By:
Name:	Christine Gray-Smith
Title:	Senior Vice President, Chief Financial Officer

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EXHIBIT C-1

COMMITMENT TWO WARRANT

1

EXHIBIT D-1

NOTICE OF BORROWING

                                    ,

Lighthouse Capital Partners V, L.P.
500 Drake's Landing Road
Greenbrae, CA 94904-3011
Ladies and Gentlemen:

        Reference is made to the Loan and Security Agreement No. 5251 dated as of June 30, 2006 (as it has been and may be amended from time to time, the "Loan Agreement," initially capitalized terms used herein as defined therein), between LIGHTHOUSE CAPITAL PARTNERS V, L.P. and ANACOR PHARMACEUTICALS, INC. (the "Company")

        The undersigned is the [Chief Financial Officer/President and CEO] of the Company, and hereby irrevocably requests an Advance under the Loan Agreement, and in that connection certifies as follows:

        1.     The amount of the proposed Advance is $7,000,000. The business day of the proposed Advance is May 1, 2008.

        2.     The Loan Commencement Date for this Advance shall be May 1, 2009.

        3.     As of this date, no Default or Event of Default, has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in Section 5 of the Loan Agreement are true and correct in all material respects, except as set forth in the Disclosure Schedule and any updates thereto delivered on or before the date hereof.

        4.     No event that could reasonably be expected to have a material adverse effect on the ability of Borrower to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements, submitted to you by the Company.

        The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Funding Date.

Very truly yours,
ANACOR PHARMACEUTICALS, INC.
By:
Name:	Christine Gray-Smith
Title:	Senior Vice President, Chief Financial Officer

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EXHIBIT E-1

INCUMBENCY CERTIFICATE

        The undersigned, Christine Gray-Smith, hereby certifies that:

1.    He/She is the duly elected and acting Senior Vice President and Chief Financial Officer of ANACOR PHARMACEUTICALS, INC., a Delaware corporation (the "Company").

2.    That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE
David Perry	President and Chief Executive Officer
Christine Gray-Smith	Senior Vice President, Chief Financial Officer

3.    Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company, as amended, as in effect as of the date hereof.

4.    Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.

5.    Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company's execution, delivery and performance of a loan facility with Lighthouse Capital Partners V, L.P.

        IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on May             , 2008.

ANACOR PHARMACEUTICALS, INC.
By:
Name:	Christine Gray-Smith
Title:	Senior Vice President, Chief Financial Officer

        I, the Chief Executive Officer of the Company, do hereby certify that Christine Gray-Smith is the duly qualified, elected and acting Senior Vice President and Chief Financial Officer of the Company and that the above signature is his or her genuine signature.

        IN WITNESS WHEREOF, the undersigned has executed and delivered this Incumbency Certificate on May             , 2008.

ANACOR PHARMACEUTICALS, INC.
By:
Name:	David Perry
Title:	President and Chief Executive Officer

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SCHEDULE 1
DISCLOSURE SCHEDULE
DEPOSIT AND SECURITIES ACCOUNTS

	Account Information:	Contact Information for Account:
Account Number 1 (ACH Account)	Bank Name: Bank of America Address: 530 Lytton Avenue City, State, Zip: Palo Alto, CA 94301 Phone: 650-853-4460 Fax: 877-207-2708 Type of Account: Checking and Sweep Account number: 14994-19632	Contact Name: Katherine Wada Phone: 650-853-4460 Fax: 877-207-2708 E-mail: Katherine.s.wada@bankofamerica.com
Account Number 2	Bank Name: State Street Bank Address: 225 Franklin Street City, State, Zip: Boston, MA 02110 Phone: 617-537-3007 Fax: Type of Account: Custodial Account number: DE3165	Contact Name: Jim Hall, AVP Phone: 617-537-3007 Fax: 617-537-3925 E-mail: jshall@statestreet.com

PERMITTED LIENS
(see "Existing Liens" below)
Existing Liens

1.
Lighthouse Capital Partners V., L.P., in connection with Loan and Security Agreement No. 5251
2.
Liens in favor of AICCO or other lender to secure the payment of insurance premiums
3.
CD-secured standby letters of credit issued by Bank of America to Borrower's landlords in the aggregate amount of $254,000

SUBSIDIARIES
None
PRIOR NAMES
Anamax, inc.
LITIGATION AND ADMINISTRATIVE PROCEEDINGS

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EEOC claim by former temporary employee made in December 2007 alleging unfair hiring practices. The Borrower filed a response denying the allegations on March 19, 2008, and has had no further communication from the EEOC.

BUSINESS PREMISES

	Each Location Address where Lighthouse Capital Partners has financed assets:	Landlord/Property Management Information:
Current HQ (Location 1)	Contact Name: Lucy Day Address: 1020 E. Meadow Circle City, State, Zip: Palo Alto, CA 94303 Phone: (650) 543-7500 Fax: (650) 543-7660	Contact Name: Nancy Merwyn Company Name: California Pacific Commercial Corporation Address: 2200 Sand Hill Road, #230 City, State, Zip: Menlo Park, CA 94025 Phone: 650-854-5104 Fax: 650-854-8867
Other Facility (Location 2)	Contact Name: Lucy Day Address: 1060 E. Meadow Circle City, State, Zip: Palo Alto, CA 94303 Phone: (650) 543-7500 Fax: (650) 543-7660	Contact Name: Harold Balzer Company Name: W.F. Batton Management Company Address: 1000 C Commercial Street City, State, Zip: San Carlos, CA 94070 Phone: (650) 591-8860 Fax: (650) 591-2650

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AMENDMENT NO. 03 TO LOAN AND SECURITY AGREEMENT

        This AMENDMENT NO. 03 to Loan and Security Agreement (this "Amendment 03") is entered into as of January 23, 2010, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender") and ANACOR PHARMACEUTICALS, INC., a Delaware corporation ("Borrower"), with reference to the following:

RECITALS

        WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement No. 5251 dated as of June 30, 2006, as amended, (the "Loan and Security Agreement"; all initially capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan and Security Agreement), together with the other agreements and instruments entered into in connection therewith (collectively, the "Loan Documents" and individually a "Loan Document"); and

        WHEREAS, Borrower has requested that Lender restructure the terms of the Loan and Security Agreement; and

        WHEREAS, Lender has agreed to do so, subject to all of the terms and conditions hereof and of the Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Agreement and to perform such other covenants and conditions as follows:

I.    Section 1.1, the following definitions shall be added to the Agreement:

"Interest Only Period" means the period commencing on January 1, 2010 and ending on the Interest Only Period Maturity Date.

"Interest Only Period Maturity Date" means the earlier of (i) June 30, 2010, or (ii) the last day of the month following the first to occur of either (a) Borrower's receipt of a $15 million milestone payment from GSK or (b) Borrower's receipt of an upfront fee of at least $15 million from a new licensing agreement for its AN2690 compound.

"Modification Warrant" means the Warrant in favor of Lender to purchase securities of Borrower, substantially in the form of Exhibit C-3 attached to Amendment 03.

"Second Forbearance Fee" means $225,000 plus $37,500 for each month of the Interest Only Period, or portion thereof, to a maximum of $450,000, due and payable on the first business day following the Interest Only Period Maturity Date.

II.    Section 1.1, the following definition in the Loan and Security Agreement shall be deleted in its entirety and replaced with the following:

"Warrant" means the (i) the Preferred Stock Purchase Warrant in favor of Lender and its affiliates to purchase securities of Borrower effective as of June 30, 2006 to be issued in accordance with Section 6.8 hereof, (ii) the Commitment Two Warrant, and (iii) the Modification Warrant.

Section 11. Notices, the following name and address of the Borrower's Counsel shall be deleted in its entirety and replaced with the following:

  Mark B. Weeks
  Cooley Godward Kronish LLP
  Five Palo Alto Square
  3000 El Camino Real
  Palo Alto, CA 94306-2155
  Fax: (650) 857-0663

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III.    Amendment and Restatement of the Amended and Restated Note.

The Amended and Restated Secured Promissory Note dated April 1, 2008 and the Secured Promissory Note dated May 1, 2008 shall both be further amended and restated with a note in the form attached hereto as Exhibit B-3 (the "Second Amended and Restated Secured Promissory Note").

VI.    Additional Terms and Conditions.

1.    Further Conditions.    The following are conditions precedent to Lender's obligations hereunder, without delivery and performance of which to Lender's satisfaction, the original payment terms of the Loan Documents and the Amended and Restated Note dated April 1, 2008 and the Secured Promissory Note dated May 1, 2008 shall remain in full force and effect, unamended hereby:

            (i)  Borrower shall execute and deliver the Amended and Restated Note in the form attached hereto as Exhibit B-3.

           (ii)  Borrower shall execute and deliver the Modification Warrant in the form attached hereto as Exhibit C-3.

          (iii)  Borrower shall pay all Lenders' Expenses for the preparation and negotiation of documents associated with this Amendment 03.

2.    Representations and Warranties of Borrower.    Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default have occurred and are continuing that have not been disclosed to Lender by Borrower in writing; (ii) it is not and has no reason to believe it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any written communication from any person or entity (whether private or governmental) threatening or indicating the same; and (iii) it is in all material respects in compliance with the Loan and Security Agreement (iv) it is in full compliance with Section 7.10 of the Agreement; (v) Lender has made no separate oral or written waiver of any existing or future Default or Event of Default by Borrower under any Loan Document; (vi) neither Borrower, nor any subsidiary or affiliate of Borrower, has any claims or rights of set-off against Lender of any kind under any Loan Document or otherwise; and (vii) Borrower has no defenses to payments of any amounts owed to Lender as the same become due and payable.

3.    No Control.    Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower's date of formation through to the date hereof, (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto, Lender has not, is not and will not have engaged in any of the foregoing.

4.    Integration Clause.    This Amendment 03 represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter. All prior understandings, whether oral or written, other than the Loan Documents, are hereby merged hereinto. NEITHER THE LOAN AND SECURITY AGREEMENT NOR THIS AMENDMENT 03 MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER. Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lender's rights and remedies under this Amendment 03 and the Loan Documents may be enforced to the maximum extent permitted under applicable law. This Amendment 03 shall be binding upon, and inure to the benefit of, each party's respective permitted successors and assigns. This Amendment 03 may be executed in

2

counterpart originals, all of which, when taken together, shall constitute one and the same original document. No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies of Lender against Borrower.

Except as amended hereby, the Loan and Security Agreement remains unmodified and unchanged.

BORROWER:		LENDER:
ANACOR PHARMACEUTICALS, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.
By:	/s/ LUCY O. DAY	By:	LIGHTHOUSE MANAGEMENT
PARTNERS V, L.L.C., its general partner
Name:	Lucy O. Day
Title:	Vice President, Finance	By:	/s/ THOMAS CONNEELY
		Name:	Thomas Conneely
		Title:	Vice President

ATTACHMENTS:

Exhibit B-3—Second Amended and Restated Secured Promissory Note
Exhibit C-3—Modification Warrant

3

EXHIBIT B-3

SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE

$9,809,475.85

SECURED PROMISSORY NOTE

This SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE (this "Note") is made January 1, 2010, by ANACOR PHARMACEUTICALS, INC. ("Borrower") in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, "Lender"). Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan and Security Agreement No. 5251 between Borrower and Lender dated June 30, 2006 (the "Loan Agreement"), and amends and restates, but does not replace or novate, that Amended and Restated Secured Promissory Note dated April 1, 2008 and that Secured Promissory Note dated May 1, 2008.

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake's Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate ("Lender's Office"), the principal sum of $9,809,475.85 (the "Advance"), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.

"Basic Rate" means a fixed per annum rate of interest equal to 9.25%.

"Final Payment" means $1,454,500.00.

"Loan Commencement Date" means the first day of the month following the Interest Only Period Maturity Date, but in no case later than July 1, 2010.

"Maturity Date" means December 1, 2011, or if earlier, the date of prepayment under the Note.

"Payment Date" means the first day of each calendar month.

"Prepayment Fee" means 1% of the outstanding principal amount being prepaid if such prepayment is made in calendar year 2010 or thereafter.

"Repayment Period" means the period beginning on the Loan Commencement Date and continuing until the Maturity Date.

1.    Repayment.    Borrower shall pay principal and interest due hereunder pursuant to the terms of the Loan Agreement and this Note. Interest shall accrue until this Note is paid in full. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment.

2.    Interest.    Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender's option, and thereafter bear like interest as principal. All interest computation shall be based on a 360-day year and actual days elapsed. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender's discretion and as provided in the Loan Agreement.

3.    Voluntary Prepayment.    Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest; (ii) the Final Payment; (iii) the Prepayment Fee; (iv) the Second Forbearance Fee (if not previously paid), and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

1

4.    Collateral.    This Note is secured by the Collateral.

5.    Waivers.    Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

6.    Choice of Law; Venue.    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7.    Miscellaneous.    THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. "Hereof," "herein," "hereunder," and similar words refer to this Note in its entirety. "Or" is not necessarily exclusive. "Including" is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties' respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

ANACOR PHARMACEUTICALS, INC.
By:
Name:
Title:

2

EXHIBIT C-3

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

PREFERRED STOCK PURCHASE WARRANT

Warrant No.	Number of Shares: 203,118
Series E Preferred Stock

ANACOR PHARMACEUTICALS, INC.

Effective as of January 1, 2010

Void after January 1, 2017

1.    Issuance.    This Preferred Stock Purchase Warrant (the "Warrant") is issued to LIGHTHOUSE CAPITAL PARTNERS V, L.P. by ANACOR PHARMACEUTICALS, INC., a Delaware corporation (hereinafter with its successors called the "Company").

2.    Purchase Price; Number of Shares.    The registered holder of this Warrant (the "Holder"), is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share of $3.3872 (the "Purchase Price"), 203,118 fully paid and nonassessable shares of the Company's Series E Preferred Stock, $0.001 per share par value (the "Preferred Stock").

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

3.    Payment of Purchase Price.    The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

4.    Net Issue Election.    The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company

1

shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

X=	Y (A-B) A

where: X =	the number of shares of Preferred Stock to be issued to the Holder pursuant to this Section 4.
Y =	the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.
A =	the Fair Market Value (defined below) of one share of Preferred Stock, as determined at the time the net issue election is made pursuant to this Section 4.
B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

        "Fair Market Value" of a share of Preferred Stock (or fully paid and nonassessable shares of the Company's common stock, $0.001 par value (the "Common Stock") if the Preferred Stock has been automatically converted into Common Stock) as of the date that the net issue election is made (the "Determination Date") shall mean:

          (a)   If the net issue election is made in connection with and contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the 1933 Act (a "Public Offering"), and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

          (b)   If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

              (i)  If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible;

             (ii)  If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and

           (iii)  If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company's Board of Directors.

5.    Partial Exercise.    This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6.    Fractional Shares.    In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as

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provided in this Section 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall issue the next lower number of full shares of Preferred Stock and shall pay to the Holder a cash amount equal to the Fair Market Value (as of the date of exercise) of such fractional share of Preferred Stock.

7.    Expiration Date; Automatic Exercise.    This Warrant shall expire at the close of business on January 1, 2017, and shall be void thereafter (the "Expiration Date"). Notwithstanding the term of this Warrant fixed pursuant to this Section 7, and provided Holder has received advance written notice of at least ten (10) days and has not earlier exercised this Warrant, and provided this Warrant has not been assumed by the successor entity (or parent thereof), upon the consummation of a Merger (as defined below), this Warrant shall automatically be exercised pursuant to Section 4 hereof, without any action by Holder. "Merger" means: (i) a sale of all or substantially all of the Company's assets to an Unaffiliated Entity (as defined below), or (ii) the merger, consolidation or acquisition of the Company with, into or by an Unaffiliated Entity (other than a merger or consolidation for the principle purpose of changing the domicile of the Company or a bona fide round of preferred stock equity financing), that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company. "Unaffiliated Entity" means any entity that is owned or controlled by parties who own less than twenty percent (20%) of the combined voting power of the voting securities of the Company immediately prior to such merger, consolidation or acquisition. Notwithstanding the foregoing, in the event that any outstanding warrants to purchase equity securities of the same series of Preferred Stock of the Company are assumed by the successor entity of a Merger (or parent thereof), this Warrant shall also be similarly assumed. The Company agrees to promptly give the Holder written notice of any proposed Merger and written notice of termination of any proposed Merger. Notwithstanding anything to the contrary in this Warrant, the Holder may rescind any exercise of its purchase rights after a notice of termination of the proposed Merger if the exercise of this Warrant occurred after the Company notified the Holder that the Merger was proposed or if the exercise was otherwise precipitated by such proposed Merger, provided, however that such rescission right must be exercised within thirty (30) days of receipt of such written notice of termination of the proposed Merger. In the event of such rescission, this Warrant will continue to be exercisable on the same terms and conditions.

8.    Reserved Shares; Valid Issuance.    The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further represents that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9.    Stock Splits and Dividends.    If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10.    Adjustments for Diluting Issuances.    The other antidilution rights applicable to the Preferred Stock and the Common Stock of the Company are set forth in the Amended and Restated Certificate of Incorporation, as amended from time to time (the "Articles"), a true and complete copy in its current form which is attached hereto as Exhibit A . Such rights shall not be restated, amended or modified in any manner which affects the Holder differently than the holders of Preferred Stock without such Holder's prior written consent. The Company shall promptly provide the Holder hereof

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with any restatement, amendment or modification to the anti-dilution rights in such Articles promptly after the same has been made.

11.    Reclassifications.    If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term "Reorganization" shall include any reclassification, capital reorganization (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof).

12.    Certificate of Adjustment.    Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

13.    Notices of Record Date, Etc.    In the event of:

          (a)   any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

          (b)   any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

          (c)   any voluntary or involuntary dissolution, liquidation or winding-up of the Company; then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least ten (10) business days prior to the date specified in such notice on which any such action is to be taken.

14.    Representations, Warranties and Covenants.    This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

          (a)   The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

          (b)   The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

          (c)   The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's Articles or by-laws, or any law, statute, regulation,

4

  rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity, except for filings required under California securities laws.

          (d)   As long as this Warrant is, or any shares of Preferred Stock issued upon exercise of this Warrant or any shares of Common Stock issued upon conversion of such shares of Preferred Stock are, issued and outstanding, the Company will provide to the Holder financial information in parity with that given to other holders of Series E Preferred Stock.

          (e)   As of the date hereof, the authorized capital stock of the Company consists of (i) 75,500,000 shares of Common Stock, of which 7,218,509 shares are issued and outstanding and 203,118 shares are reserved for issuance upon the exercise of this Warrant with respect to Common Stock and the conversion of the Preferred Stock into Common Stock if this Warrant is exercised with respect to Preferred Stock, and (ii) 4,228,329 shares of Series A-1 Preferred Stock, of which 4,228,329 are issued and outstanding shares; (iii) 1,198,046 shares of Series A-2 Preferred Stock, of which 1,198,046 are issued and outstanding shares (iv) 3,339,341 shares of Series B Preferred Stock, of which 3,339,341 are issued and outstanding shares; (v) 28,089,885 shares of Series C Preferred Stock, of which 28,089,885 are issued and outstanding shares; (vi) 3,716,626 shares of Series D Preferred Stock, of which 2,930,500 are issued and outstanding shares, and (v) 15,100,000 shares of Series E Preferred Stock, of which 14,761,455 are issued and outstanding shares. Attached hereto as Exhibit B is a capitalization table as of December 31, 2009, summarizing the capitalization of the Company. At the request of Holder, not more than once per calendar quarter, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding shares of common stock and preferred stock.

15.    Registration Rights.    The Company has entered into an Amended and Restated Investors' Rights Agreement in the form attached hereto as Exhibit C.

16.    Amendment.    The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

17.    Representations and Covenants of the Holder.    This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

          (a)    Investment Purpose.    The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

          (b)    Accredited Investor.    Holder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

          (c)    Private Issue.    The Holder understands (i) that the Preferred Stock issuable upon exercise of the Holder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 17.

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          (d)    Financial Risk.    The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

          (e)    Legends.    The Holder understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

              (i)  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

             (ii)  Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          (f)    Lock-up Agreement.    In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing such offering of the Company's securities, the Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days or such longer period as may be required by the underwriters to comply with FINRA Rule 2711) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company's initial public offering.

          The obligations described in this Section 17(f) shall apply only if all executive officers and directors of the Company, and all 1% and greater security holders (on a basis assuming full conversion and exercise of all convertible or exercisable securities) enter into similar agreements. If the Company or the underwriter of any public offering of the Company's securities waives or terminates any standoff or lockup restrictions imposed on any holder of securities of the Company, then such waiver or termination shall be granted to all Holders subject to standoff or lockup restrictions pro rata based on the number of shares of Common Stock beneficially held by such holder and the Holders (the "Pro Rata Release"); provided, however, that permitted concurrent sales of common stock by any security holders of the Company consisting of its founders and the institutions with which they are affiliated, in an amount not to exceed $10 million, made to Schering-Plough and/or SmithKline Beecham, D/B/A GlaxoSmithKline at the time of the Company's initial public offering shall not entitle the Holder to the Pro Rata Release. From and after the date of this Warrant, the Company shall use its best efforts to ensure that all holders of capital stock of the Company agree to be bound by terms substantially similar to those set forth in this Section 17(f).

18.    Notices, Transfers, Etc.

          (a)   Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

          (b)   Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to not less than 25% of the number of the shares of Preferred Stock purchasable hereunder, provided that the transferee is not a competitor of the

6

  Company and provided further that the transferee agrees to be bound by all of the terms and conditions of this Warrant, including, with limitations the representations and covenants contained in Section 17. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred. Any purported transfer in violation of this Section 18(b) shall be void.

          (c)   In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant

19.    No Impairment.    The Company will not, by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant.

20.    Governing Law.    The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its principles regarding conflicts of laws.

21.    Successors and Assigns.    This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

22.    Business Days.    If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

23.    Qualifying Public Offering.    If the Company shall effect a firm commitment underwritten public offering of shares of Common Stock which results in the conversion of the Preferred Stock into Common Stock pursuant to the Company's Articles in effect immediately prior to such offering, then, effective upon such conversion, this Warrant shall change from the right to purchase shares of Preferred Stock to the right to purchase shares of Common Stock, and the Holder shall thereupon have the right to purchase, at a total price equal to that payable upon the exercise of this Warrant in full, the number of shares of Common Stock which would have been receivable by the Holder upon the exercise of this Warrant for shares of Preferred Stock immediately prior to such conversion of such shares of Preferred Stock into shares of Common Stock, and in such event appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, the provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant and the provisions relating to the net issue

7

election) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof.

ANACOR PHARMACEUTICALS, INC.
By:

Name:

Title:

8

Subscription

To:
Date:

The undersigned hereby subscribes for shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:
Signature
Name for Registration
Mailing Address

Net Issue Election Notice

To:	Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:
Signature
Name for Registration
Mailing Address

Assignment

For value received                                    hereby sells, assigns and transfers unto

[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.
Dated:
Signature
Name for Registration
In the Presence of:

1

EXHIBIT A

Amended and Restated Certificate of Incorporation

See attached pages.

1

EXHIBIT B

Capitalization Table

1

EXHIBIT C

Amended and Restated Investors' Rights Agreement

See attached pages

1